LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2007-A
FREE WRITING PROSPECTUS

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor and Long Beach Acceptance Receivables Corp. II (together, the "co-registrants") have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the co-registrants have filed with the SEC for more complete information about the depositor, issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1348351/000114420406012923/0001144204-06-012923-index.htm

IMPORTANT NOTICE RELATING TO
AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

FREE WRITING PROSPECTUS (To the Prospectus dated March 31,2006)

$486,000,000
(Approximate)

Long Beach Acceptance Auto Receivables Trust 2007-A
Asset-Backed Notes

Long Beach Acceptance Auto Receivables Trust 2007-A
Issuing Entity
Long Beach Acceptance Receivables Corp.
Depositor
Long Beach Acceptance Corp.
Sponsor/Servicer/Custodian

You should read the sections entitled "Risk Factors" beginning on page S-15 of this free writing prospectus and beginning on page 6 of the prospectus and consider these factors before making a decision to invest in these securities.

Neither these securities nor the contracts will be insured or guaranteed by any governmental agency or instrumentality.

The notes represent obligations of the issuing entity only and do not represent obligations of or interest in Long Beach Acceptance Corp., Long Beach Acceptance Receivables Corp. or any of their affiliates.

Retain this free writing prospectus for future reference. This free writing prospectus may be used to offer and sell the notes only if accompanied by the prospectus.

The notes-
•	Are as described in the table below;
•
Are backed by a pledge of assets of the issuing entity, primarily a pool of "non-prime" automobile contracts, referred to in this free writing prospectus and the prospectus as the contracts, secured by new and used automobiles, sport utility vehicles, light duty trucks and vans. "Non-prime" contracts are contracts made with borrowers who have limited credit histories or modest incomes or who have experienced prior credit difficulties;

•	Receive monthly distributions on each payment date, beginning on April 16, 2007; and
•	Currently have no trading market.

Credit enhancement for the Class A Notes will consist of -
•
A financial guarantee insurance policy issued by Financial Security Assurance Inc. unconditionally and irrevocably guaranteeing timely payment of interest and certain payments of principal (as more fully described in this free writing prospectus) on each payment date and the ultimate payment of principal on each final scheduled payment date;

•	A spread account to the extent described in this free writing prospectus;
•	A supplemental enhancement account to the extent described in this free writing prospectus; and
•	Overcollateralization to the extent described in this free writing prospectus.

	Issuance Amount	Interest Rate	Final Scheduled Payment Date	Price to Public	Underwriting Discount	Net Proceeds(1)

Class A-1 Notes	$100,000,000		April 2008

Class A-2 Notes	$145,000,000		November 2010

Class A-3 Notes	$98,000,000		October 2011

Class A-4 Notes	$143,000,000		January 2014

(1)	Net proceeds are calculated before deducting expenses, which are estimated to be $250,000.

The Class A Notes offered by this free writing prospectus will be offered by Greenwich Capital Markets, Inc. and Citigroup Global Markets Inc., the underwriters, for which Greenwich Capital Markets, Inc. is acting as representative, from time to time to the public at the offering prices listed in the table above and the underwriters will receive the discounts listed above, See "Methods of Distribution" in the prospectus. Delivery of the Class A Notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds, on or about March 22, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.

RBS Greenwich Capital
Lead Underwriter

Citigroup
Co-Underwriter

The date of this free writing prospectus is March 12, 2007.

Important Notice about the Information Presented in this Free Writing Prospectus and the Prospectus

•
We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this free writing prospectus, which describes the specific terms of your series of notes.

•
This free writing prospectus does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this free writing prospectus and the prospectus in full. We cannot sell the notes to you unless you have received both this free writing prospectus and the prospectus.

•
You should rely only on information provided or referenced in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with different information other than the summary free writing prospectus dated March 12, 2007, which is superseded in its entirety by this free writing prospectus.

•
We include cross-references in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The table of contents included in this free writing prospectus and the table of contents included in the prospectus provide the pages on which these captions are located.

•
The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described in this free writing prospectus, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

Where You Can Find More Information

Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables Corp. II have filed with the Securities and Exchange Commission, under the Commission file number 333-132202, a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this free writing prospectus and the prospectus. This free writing prospectus and the prospectus which forms a part of the registration statement omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission.

A number of items will be incorporated by reference in the registration statement. See "Incorporation by Reference" in the prospectus for a description of incorporation by reference.

You can read and copy the registration statement at the public reference room at the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this free writing prospectus:

(1)	Annual Report on Form 10-K for the year ended December 31, 2005 (audited);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (unaudited);

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (unaudited); and

(4)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (unaudited).

All financial statements of Financial Security Assurance Inc., included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the last document above and before the termination of the offering of the notes offered hereby shall be deemed incorporated by reference into this free writing prospectus.

Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables Corp. II on behalf of Long Beach Acceptance Auto Receivables Trust 2007-A, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Long Beach Acceptance Auto Receivables Trust 2007-A's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the Annual Report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this free writing prospectus shall be deemed to be a new registration statement relating to the securities offered by this free writing prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

We will provide you with copies of these reports, at no charge, if you write to us at: Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New Jersey 07652; Attention: Chief Financial Officer; telephone (201) 262-5222.

Table of Contents

Page

Summary of Transaction Parties and Flow of Funds	S-1

Summary	S-3

Risk Factors	S-15

Use of Proceeds	S-23

The Sponsor/Servicer/Custodian	S-23
Underwriting	S-24
Credit Decision and Funding	S-24
Servicing and Collection	S-25
Delinquency and Credit Loss Information	S-26

The Sponsor's Securitization Program	S-29

The Sponsor's Static Pool Information	S-29

The Depositor	S-30

LBARC-WI	S-30

The Issuing Entity	S-30

The Owner Trustee	S-32

The Indenture Trustee	S-33

The Trust Property	S-33

The Contracts	S-35
General	S-35
Eligibility Criteria	S-35
The Subsequent Contracts	S-36
Composition	S-37
Yield and Prepayment Considerations	S-49

Weighted Average Lives of the Class A Notes	S-49

The Insurer	S-57
General	S-57
Reinsurance	S-58
Ratings	S-58
Capitalization	S-58
Insurance Regulation	S-59

Description of the Notes	S-60
General	S-60
Payment Dates	S-61
Payments of Interest	S-62
Payments of Principal	S-62
Mandatory Redemption	S-64
Optional Redemption	S-64
Sale of Contracts	S-64
Events of Default	S-64

Description of the Transaction Documents	S-66
Assignment of Contracts	S-66
Accounts	S-67
Servicing Compensation and Trustees' Fees	S-67
Distributions	S-69
Fees and Expenses	S-72
Statements to Noteholders	S-73
Credit Support	S-74
Servicer Termination Event	S-77
Rights Upon Servicer Termination Event	S-78
Waiver of Past Defaults	S-79
Trustees	S-79
Amendment	S-80

The Policy	S-82

Material Federal Income Tax Consequences	S-84
Tax Characterization of the Issuing Entity	S-85
Tax Consequences to Holders of the Notes	S-85

State and Local Tax Consequences	S-86

ERISA Considerations	S-86

Legal Proceedings	S-87

Certain Relationships and Related Transactions	S-87

Ratings	S-88

v

Page
Experts	S-88

Legal Opinions	S-88

Glossary	S-89

Clearance, Settlement and Tax Documentation Procedures	Annex A

Sponsor's Static Pool Information	Annex B

Summary of Transaction Parties and Flow of Funds

Summary of Transaction Parties

Summary

•
This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire free writing prospectus and the prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.

•
There are material risks associated with an investment in the notes. You should read the section entitled "Risk Factors" beginning on page S-15 of this free writing prospectus and page 6 of the prospectus, and consider the risk factors described in those sections, before making a decision to invest in the notes.

Long Beach Acceptance Auto Receivables Trust 2007-A
Asset-Backed Notes

Issuing Entity

•	Long Beach Acceptance Auto Receivables Trust 2007-A, or the issuing entity, a Delaware statutory trust.

•	The issuing entity's address is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Sponsor/Servicer/Custodian

•	Long Beach Acceptance Corp., or the sponsor, in its capacity as servicer, the servicer, and in its capacity as custodian, the custodian, a Delaware corporation.

•	The sponsor's address is One Mack Centre Drive, Paramus, New Jersey 07652.

•	The sponsor will service the contracts and will act as custodian for the contract files.

Sellers

•	The sponsor and Long Beach Acceptance Receivables Corp. Warehouse I, a Delaware corporation and a wholly-owned subsidiary of the sponsor, or LBARC-WI, and together with the sponsor, the sellers.

•
The sellers will sell to the depositor contracts purchased by the sponsor from automobile dealers and, with respect to the contracts sold to the depositor by LBARC-WI, subsequently sold to LBARC-WI by the sponsor.

Depositor

•	Long Beach Acceptance Receivables Corp., or the depositor, a Delaware corporation and a wholly-owned subsidiary of the sponsor.

•	The depositor's address is One Mack Centre Drive, Paramus, New Jersey 07652.

•	The depositor will sell to the issuing entity the contracts purchased by the depositor from the sellers.

Insurer

•	Financial Security Assurance Inc. or Financial Security, or the insurer, a New York financial guaranty insurance company.

Indenture Trustee

•
Wells Fargo Bank, National Association, or the indenture trustee, a national banking association. Wells Fargo Bank, National Association will serve as indenture trustee pursuant to the indenture and as the trust collateral agent and the backup servicer pursuant to the sale and servicing agreement. Wells Fargo Bank, National Association will also be the collateral agent with respect to the spread account.

Owner Trustee

•	Wilmington Trust Company, or the owner trustee, a Delaware banking corporation, acting not in its individual capacity but solely as owner trustee.

Initial Cutoff Date

•	The close of business on February 28, 2007.

•	The issuing entity will receive payments due on, or received in respect of, the initial contracts after the initial cutoff date.

Subsequent Cutoff Date

•
With respect to each subsequent contract, the later of the contract date or the close of business on the last day of the calendar month immediately preceding the date of the related transfer agreement.

•	The issuing entity will receive payments due on, or received regarding, the related subsequent contracts after each subsequent cutoff date.

Closing Date

•	On or about March 22, 2007.

Description of the Notes

•
The issuing entity will issue four classes of its asset-backed notes pursuant to the indenture. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively referred to in this free writing prospectus as the Class A Notes, or the notes.

•	Each class of notes will have the initial principal amounts, interest rates and final scheduled payment dates listed in the following table:

Class	Issuance Amount	Interest Rate per annum	Final Scheduled Payment Date
A-1	$100,000,000		April 2008
A-2	$145,000,000		November 2010
A-3	$98,000,000		October 2011
A-4	$143,000,000		January 2014

•	Interest on each class of notes will accrue during each interest accrual period at the applicable interest rate.

•	The issuing entity will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.

•	The notes will not be listed on any securities exchange.

•	The notes will be secured solely by the pool of contracts and the other assets of the issuing entity which are described under the section of this summary entitled "The Trust Assets."

Description of the Certificates

•
The issuing entity will also issue two classes of certificates that are subordinate in right of payment to the Class A Notes. The certificates are designated as the Class C certificate and the Class R certificate and are collectively referred to in this free writing prospectus as the certificates. The Class C certificate will have an initial principal balance equal to the initial amount on deposit in the supplemental enhancement account, and will receive interest and cash flow released from the supplemental enhancement account and the spread account. The Class R certificate, which represents the residual interest in the issuing entity, does not have an initial principal balance. The certificates are not offered hereby.

Payment Dates

•	The 15th day of each month, or, if the 15th day is not a business day, on the following business day. The first payment date will be April 16, 2007.

•	Payments:

As further described under the section of this free writing prospectus entitled "Description of the Transaction Documents—Distributions—Payment Date Payments," the servicer will instruct the trust collateral agent to make the following distributions on each distribution date in the following order of priority (based solely upon the information provided to it by the servicer in the servicer’s certificate):

1.	to the sponsor, any participation fees due to dealers with respect to the contracts during the related calendar month or any such fees which remain unpaid from prior calendar months;

2.
to the servicer, the servicing fee and the supplemental servicing fee, if any, for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

3.	to the indenture trustee, the backup servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, backup servicer fees and custodian fees, respectively;

4.	to the Class A noteholders, the Class A Noteholders' Interest Payment Amount;

5.	to the Class A noteholders, the Class A Noteholders' Principal Payment Amount;

6.	to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

7.	to the insurer, any accrued and unpaid premium;

8.
to the Class C certificateholder, the accrued interest on the Class C certificate for the current accrual period plus the investment earnings on amounts on deposit in the supplemental enhancement account;

9.
to the collateral agent, for deposit in the supplemental enhancement account, reimbursement for any previous unreimbursed withdrawals from such account (other than amounts withdrawn and distributed to the Class C certificateholder on current and prior payment dates as investment earnings on amounts on deposit in the supplemental enhancement account pursuant to clause 8 above and on prior payment dates as a reduction of principal pursuant to clause 15 below);

10.
to the trust collateral agent, the indenture trustee, the backup servicer and the custodian all reasonable out-of-pocket expenses and indemnity amounts incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

11.
to the backup servicer, system conversions expenses and any other costs incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

12.	to the collateral agent for deposit in the spread account, any remaining available funds;

13.
to the noteholders, until the overcollateralization amount is equal to the required overcollateralization target, from releases from the spread account, in reduction of the outstanding aggregate principal amount thereof, in accordance with the priorities set forth below for the distribution of the Class A Noteholders' Principal Payment Amount;

14.
to the Class C certificateholder, from releases from the spread account, to pay any accrued and unpaid interest on the Class C certificate and any supplemental interest that may be due and payable thereon as of such payment date;

15.
to the Class C certificateholder, an amount (without duplication) from the supplemental enhancement account equal to the excess of the total enhancement amount over the required total enhancement amount, after distributions pursuant to clauses 1 through 14 above, until the principal balance of the Class C certificate is reduced to zero and, without duplication, any Class C principal deficiency amounts have been paid; and

16.
after the distributions pursuant to clauses 1 through 15 have been made, first, to the Class C certificateholder, from any remaining amounts released from the spread account, any amounts due and unpaid on the Class C certificate, and second, to the Class R certificateholder, any remaining amounts released from the spread account.

Final Scheduled Payment Date

•	Each class of notes, if not already paid in full, will be due and payable on the final scheduled payment date for that class.

•
The final scheduled payment date for the Class A-1 Notes is the payment date occurring in April 2008. The final scheduled payment date for the Class A-2 Notes is the payment date occurring in November 2010. The final scheduled payment date for the Class A-3 Notes is the payment date occurring in October 2011. The final scheduled payment date for the Class A-4 Notes is the payment date occurring in January 2014.

Collection Period

•	The calendar month immediately preceding each payment date or any other date of determination. The first collection period will be the calendar month of March 2007.

Interest

•
On each payment date, the issuing entity will, to the extent there are funds available from the sources described in this free writing prospectus, pay, pro rata, to the holders of record of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes interest at the applicable interest rate that accrued during the related interest accrual period.

•
Interest on the notes will accrue at the applicable interest rate for each class from the prior payment date to the day before the current payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

•
Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 23 days).

Principal

On each payment date, the issuing entity will, to the extent there are funds available from the sources described in this free writing prospectus, pay principal generally equaling:

(1)	the amount of principal paid by obligors on the contracts during the prior month, plus

(2)	the principal portion of any purchase amount paid by the sponsor or the servicer to repurchase a contract from the trust property, plus

(3)	the outstanding principal balance of each contract that became an uncollectable contract during the prior month, plus

(4)	the amount of any court ordered reduction in the principal balance or total scheduled payments of any contract during the prior month;

provided, that the amount of principal paid shall not exceed the amount necessary to maintain the required overcollateralization target.

•
In addition, on the payment date immediately following the end of the funding period, any amounts remaining on deposit in the pre-funding account will be paid as principal to the Class A noteholders in the order of priority described below.

•	The Class A Notes are sequential pay classes, which will receive the amount, if any, to be paid as principal to the Class A noteholders on each payment date as follows:

(1) first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

(2) once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

(3) once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

(4) once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

•	The outstanding principal amount of the notes of any class, if not previously paid, will be due and payable on the final scheduled payment date for that class.

•
Because the notes are "sequential pay," if, due to losses, insufficient liquidation proceeds or otherwise, the collateral proves to be insufficient to repay the principal of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes if Financial Security defaults on its obligations under the insurance policy. In that case, losses would be borne, pro rata, by all then outstanding classes of notes.

The Trust Assets

The issuing entity will pledge property to secure payments on the notes. The pledged assets will include:

•	a pool consisting primarily of "non-prime" contracts secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

•	all monies received from the initial contracts after the close of business on the initial cutoff date;

•	all monies received from the subsequent contracts after the related subsequent cutoff date;

•	the security interests in the financed vehicles;

•	the contract files;

•
all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the contracts in which the sponsor is the named insured and the indenture trustee is an additional named insured;

•	all rights to proceeds from debt cancellation coverage;

•	all rights to proceeds from the liquidation of and recoveries on the contracts;

•	all rights to refunds under extended service contracts covering the vehicles;

•	the depositor's rights against dealers under agreements between the sponsor and the related dealer;

•	amounts that may be held in the lockbox accounts to the extent the amounts relate to the contracts;

•
the bank accounts, including the supplemental enhancement account and the pre-funding account, opened in connection with this offering (other than the spread account) and the amounts on deposit in those accounts (other than investment earnings on amounts on deposit in the supplemental enhancement account and the pre-funding account);

•	all rights to cause the sponsor to repurchase contracts from the trust pursuant to the purchase agreement;

•	all of the issuing entity's rights under the transaction documents; and

•	all proceeds from the items described above.

The spread account will not be an asset of the trust, but will be held by the collateral agent for the benefit of the trust collateral agent on behalf of the Class A noteholders and the insurer. For the reasons described under "Description of the Transaction Documents—Credit Support—Spread Account," you should not rely on the spread account as a source of funds for payment on the notes.

"Non-prime" contracts, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

The Contract Pool

•
The initial contracts consist of, and the subsequent contracts are expected to consist of, motor vehicle retail installment contracts secured by used or new automobiles, sport utility vehicles, light duty trucks and vans. The initial contracts have been originated, and the subsequent contracts are expected to have been originated, by dealers and then acquired by the sponsor. The initial contracts were primarily made, and the subsequent contracts are expected to primarily be made, to individuals with limited credit histories or modest incomes or who have experienced prior credit difficulties, or "non-prime" borrowers.

•
Upon discovery of a breach by the depositor of any of the representations and warranties under the sale and servicing agreement, the depositor may be required to repurchase from the issuing entity any contract in which the interests of any noteholder or the insurer are materially and adversely affected by the breach.

Servicing Fee

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

For so long as the sponsor is the servicer:

•
A servicing fee, equal to the product of one-twelfth times 1.75% times the sum of the aggregate principal balance of the contracts as of the close of business on the last day of the second immediately preceding calendar month or, with respect to the first payment date, the aggregate principal balance of the contracts as of the initial cutoff date, plus, without duplication, the aggregate principal balance of any subsequent contracts (as of the related subsequent cutoff date) purchased since the immediately preceding payment date, or, with respect to the first payment date, the aggregate principal balance of any subsequent contracts purchased prior to the first payment date; and

•
A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including, without limitation, any late fees, prepayment fees and liquidation fees collected on the contracts during the preceding calendar month (but excluding any fees or expenses related to extensions, rebates or adjustments).

If any entity other than the sponsor becomes the servicer, the servicing fee may be adjusted, subject to the approval of the insurer, in the manner set forth in the sale and servicing agreement.

Statistical Information

As of the close of business on the initial cutoff date, the initial contract pool consisted of 22,141 contracts with the following characteristics:

•	an aggregate principal balance of approximately $413,615,839;

•	a weighted average annual percentage rate of approximately 12.2723%;

•	a weighted average original term of approximately 69 months;

•	a weighted average remaining term of approximately 65 months; and

•	a remaining term of not more than 72 months and not less than 3 months each.

Pre-Funding Feature

•
On the closing date, the issuing entity will deposit an amount, the initial pre-funded amount, equal to approximately $78,536,059, in an account, the pre-funding account, established with the trust collateral agent.

•	The issuing entity will use amounts on deposit in the pre-funding account to purchase additional contracts, the subsequent contracts, from time to time on or before June 22, 2007.

•	The contracts purchased with the amounts on deposit in the pre-funding account are expected to represent approximately 15.96% of the total contract pool.

•
The subsequent contracts will also have been originated by the sponsor and are not expected to be materially different from the initial contracts acquired by the issuing entity on the closing date. Additional characteristics of the contracts purchased with amounts on deposit in the pre-funding account are described under the heading "The Contracts—The Subsequent Contracts" in this free writing prospectus.

•
If the pre-funding account is not depleted by the end of the funding period, the notes will be redeemed in part with the remaining pre-funding account monies on the payment date immediately following the end of the funding period. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents—Distributions—Payment Date Payments" in this free writing prospectus.

Credit Enhancement

Overcollateralization

•
The overcollateralization amount is equal to the excess of the principal balance of the contracts (plus any amounts on deposit in the pre-funding account) over the principal amount of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls and losses and so that the principal amount of each class of notes will be paid off no later than its final scheduled payment date.

•
As of the closing date, the overcollateralization amount will be an amount equal to 1.25% of the sum of the aggregate principal balance of the initial contracts and amounts on deposit in the pre-funding account. On subsequent payment dates, excess cashflow will be paid to the Class A noteholders then entitled to principal payments to accelerate principal payments on the Class A Notes, to the extent available for that purpose as described in this free writing prospectus, in order to increase the overcollateralization amount until the required overcollateralization target is reached.

•
On any payment date, the required overcollateralization target will be equal to the greater of (i) the required total enhancement amount minus the sum of the amount on deposit in the spread account and the supplemental enhancement account required balance and (ii) 1.00% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount.

Supplemental Enhancement Account

•
A cash collateral account, the supplemental enhancement account, will be established with the trust collateral agent for the benefit of the Class A noteholders and, on a fully subordinated basis, the Class C certificateholder. Amounts on deposit in the supplemental enhancement account will be distributed to the Class A noteholders, used to pay certain fees and reimbursements of the insurer or released to the Class C certificateholder as described under "Description of the Transaction Documents —Distributions" below. You should not rely on the supplemental enhancement account as a source of payment on the notes.

The Spread Account

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As part of the consideration for the issuance of the policy (as defined below), a cash collateral account, the spread account, will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. Amounts on deposit in the spread account may be distributed to the Class A noteholders, released to reimburse, or reduce the principal balance of, the supplemental enhancement account, used to pay certain fees and reimbursements or released to the Class C certificateholder to the extent of amounts due and unpaid on the Class C certificate and then released to the Class R certificateholder as described under "Description of the Transaction Documents —Distributions" below. You should not rely on the spread account as a source of payment on the notes.

The Insurance Policy

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On the day of the closing, Financial Security will issue a financial guaranty insurance policy, or the insurance policy, or the policy, for the benefit of the Class A noteholders. Under the policy, Financial Security will unconditionally and irrevocably guarantee the timely payment of interest and certain payments of principal (as more fully described below) on each payment date and the ultimate payment of principal due on the Class A Notes on the final scheduled payment date for each class of Class A Notes.

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If, on any payment date, the holders of any class of Class A Notes do not receive the full amount of the interest payment then due to them, the shortfall will be paid from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings), if any, and if the amounts on deposit in the supplemental enhancement account are not sufficient, from proceeds of a draw under the policy.

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If, on any payment date, the outstanding principal amount of the Class A Notes (after taking into account payments of principal on such payment date, including, without limitation, from amounts withdrawn from the spread account and the supplemental enhancement account) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the amount on deposit in the pre-funding account, if any, the amount of such excess shall be paid from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings), if any, and if the amounts on deposit in the supplemental enhancement account are not sufficient, from proceeds of a draw on the policy, to the holders of the Class A Notes in the order of priority that such holders receive principal payments on each payment date.

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If, on the final scheduled payment date for any class of Class A Notes, the principal amount of that class of Class A Notes has not been reduced to zero, the holders of that class of Class A Notes will be paid an amount equal to the outstanding principal amount of such Class A Notes from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings), if any, and if the amounts on deposit in the supplemental enhancement account are not sufficient, from proceeds of a draw on the policy.

Optional Redemption

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Once the aggregate outstanding principal balance of the contracts declines to 10% or less of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the initial pre-funded amount, all of the outstanding notes may be redeemed. If a redemption occurs, you will receive a final payment that equals the unpaid principal amount of your notes plus accrued interest to, but excluding, the date of redemption.

Mandatory Redemption

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Generally, the notes will be redeemed in part on the payment date immediately following the end of the funding period in the event that any amounts remain on deposit in the pre-funding account on the last day of the funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents—Distributions—Payment Date Payments" in this free writing prospectus.

Events of Default

The following events are events of default under the indenture:

•	default in the payment of any interest on any note when it becomes due and payable (subject to a five day cure period);

•	default in the payment of the principal of any note when it becomes due and payable;

•	so long as an insurer default shall not have occurred and be continuing, the occurrence of certain insurance agreement events of default (provided that the insurer has declared an event of default);

•	certain breaches of representations, warranties and covenants by the issuing entity (subject to a thirty day cure period); and

•	certain events of bankruptcy relating to the issuing entity or the issuing entity's property.

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. So long as the insurer is not in default, the power to declare an event of default will be held by the insurer. If an event of default under the indenture has occurred and is continuing, the trust collateral agent may be directed by the insurer (or, if an insurer default has occurred and is continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes) to sell the trust property, or any portion of the trust property, at one or more private or public sales. This liquidation may occur only subject to certain provisions that are set forth in the indenture.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under "Payment Dates—Payments" but will instead be distributed in accordance with the following priorities:

1. to the sponsor, the servicer, the indenture trustee, the custodian, the backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1., 2. and 3. under "Payment Dates—Payments", above;

2. to the noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3. to the noteholders, for amounts due and unpaid on the notes for principal, ratably, without preference or priority; and

4. to the insurer, amounts due and owing and required to be distributed to the insurer pursuant to the priority set forth at clause 6. under "Payment Dates—Payments", above.

The policy issued by the insurer does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part. Payments made under the policy following the acceleration of the notes shall be applied by the indenture trustee, first, to the noteholders for amounts due and unpaid on the notes for interest, ratably, without preference or priority and, second, to the noteholders for amounts due and unpaid on the notes for principal, ratably, without preference or priority.

Sale of Contracts

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The servicer may, but is not obligated to, direct the issuing entity to sell contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuing entity; provided that the insurer shall have the right of first refusal to purchase such contracts. Delinquent contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of initial contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date be sold by the issuing entity in this manner.

Material Federal Income Tax Consequences

For federal income tax purposes:

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Dewey Ballantine LLP, as tax counsel to the trust, is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the Class A Notes as indebtedness for all federal, state and local income and franchise tax purposes.

•	Interest on the Class A Notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

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Dewey Ballantine LLP has prepared the discussions under "Material Federal Income Tax Consequences" in this free writing prospectus and "Material Federal Income Tax Consequences" in the prospectus. Dewey Ballantine LLP is of the opinion that the statements set forth in these discussions, insofar as they purport to constitute a summary of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, and subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

ERISA Considerations

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Subject to the important considerations described under "ERISA Considerations" in this free writing prospectus, pension, profit-sharing and other employee benefit plans may purchase the Class A Notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Ratings

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The issuing entity will not issue the notes unless they have been assigned at least the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or S&P, and by Moody's Investors Service, Inc., or Moody's, and, together with S&P, the rating agencies:

Ratings
Class	S&P	Moody's
A-1	A-1+	P-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

•	The rating issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the policy.

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The ratings issued by Moody's of each class of notes and the ratings issued by S&P of the Class A-2, the Class A-3 and the Class A-4 Notes will be based primarily on the issuance of the policy and the credit quality of the contracts.

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Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

•	We make no assurance that the ratings will not be lowered, qualified, or withdrawn by the rating agencies.

•	We refer you to "Ratings" in this free writing prospectus for more information regarding the ratings assigned to the notes.

Risk Factors

This section and the section under the caption "Risk Factors" in the prospectus describe the principal risk factors associated with an investment in the notes. You should consider these factors in connection with the purchase of the notes:

The sponsor may be unable to originate enough contracts to use all money on deposit in the pre-funding account and you may therefore be exposed to reinvestment risk.
The ability of the sponsor to originate sufficient subsequent contracts may be affected by a variety of social and economic factors including:

•     interest rates;
•     unemployment levels;
•     the rate of inflation; and
•     consumer perception of economic conditions generally.

In addition, no subsequent contract may be transferred to the issuing entity unless the insurer has approved the transfer and S&P confirms that the ratings on the notes will not be withdrawn or reduced as a result of the proposed transfer.

If the sponsor (a) does not originate and transfer to the issuing entity sufficient additional contracts to use all amounts on deposit in the pre-funding account by June 22, 2007, or (b) fails to receive the insurer's approval or S&P's confirmation by such date, a mandatory redemption of a portion of the notes will result.

If a mandatory redemption occurs and you receive a principal prepayment, you will bear the risk of reinvesting any prepayment.

If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

We cannot predict the rate at which the notes will amortize.
Obligors can prepay their contracts at any time. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing contracts without the sponsor's consent may also influence the rate of prepayments. In addition, under certain circumstances, the depositor and the sponsor are obligated to purchase contracts as a result of breaches of representations and/or covenants.

Additionally, the servicer has the right, but not the obligation, to direct the issuing entity to sell contracts that are more than 60 days delinquent to an unaffiliated third party (including the insurer, who shall have a right of first refusal) at a certain minimum sale price as set forth in the sale and servicing agreement; provided, that the aggregate of such sales may not exceed 20% of the sum of the initial number of initial contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date.

In any of these cases, the contract pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

In addition, the Class R certificateholder has the right to purchase the contracts remaining in the contract pool, and accordingly cause a prepayment of the notes, when the aggregate outstanding principal balance of the contracts is 10% or less of the sum of the aggregate principal balance of the initial contracts as of the initial cutoff date plus the initial pre-funded amount.

Finally, the notes contain an overcollateralization feature that results in accelerated principal payments to noteholders in certain circumstances, and that results in a faster amortization of the notes than of the contract pool.

Noteholders will bear any reinvestment risk resulting from any early payment on the notes.

Geographic concentrations of contracts may increase concentration risks.
Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the contracts. As of the close of business on the initial cutoff date, approximately 40.55%, 10.26% and 10.03% of the initial contracts based on the initial contracts' outstanding principal balance were originated (based on the address of the related dealer) in California, Arizona and Florida, respectively. No other state accounts for 10% or more of the initial contracts as of the close of business on the initial cutoff date.

The notes are asset-backed debt and the issuing entity has only limited assets.
The sole sources for repayment of the Class A Notes are payments on the contracts, the spread account, the supplemental enhancement account (exclusive of investment earnings), the other cash accounts held by the trust collateral agent and payments made under the insurance policy. The money in the pre-funding account is intended to be used solely to purchase subsequent contracts and is not available to cover losses on the contract pool. The spread account and the supplemental enhancement account are designed to cover losses on the contract pool; however, neither the existence of the spread account nor the existence of the supplemental enhancement account should be relied upon as a source of funds to pay the notes because the funding requirements for those accounts or the existence of either of those accounts may be amended, reduced or terminated by the depositor and the insurer (in the case of the spread account) or by the insurer and the Class C certificateholder (in the case of the supplemental enhancement account), in each case, without the consent of the trust collateral agent or the noteholders. Furthermore, if Financial Security defaults on its obligations under the insurance policy, the issuing entity will depend on current payments of the contract pool, liquidation proceeds, recoveries, amounts, if any, available in the supplemental enhancement account (exclusive of investment earnings) and amounts, if any, avail-able in the spread account maintained for the benefit of Financial Security to make interest and principal payments on the notes.

Accounting treatment could adversely impact the characterization of the transfer of the contracts.
Although the transfers of the contracts from the sellers to the depositor pursuant to the purchase agreement and each subsequent transfer agreement are intended by the parties to be, and have been, or will be, documented as, absolute and unconditional assignments and transfers, the sellers will treat the transfers of the initial contracts as of the initial cutoff date and the subsequent contracts as of each subsequent cutoff date to the depositor as secured financings for financial accounting purposes. In the event of an insolvency of the sponsor or LBARC-WI (notwithstanding that LBARC-WI has been established as a bankruptcy remote special purpose subsidiary) a court or bankruptcy trustee could attempt to recharacterize the transfers of the contracts by the sponsor to LBARC-WI and by the sellers to the depositor as borrowings by the sponsor and/or LBARC-WI, as the case may be, secured by a pledge of the contracts. Although having a different treatment for financial accounting purposes than for tax, bankruptcy and other corporate purposes could be a negative factor in any court or bankruptcy trustee's analysis of the transaction, such factor is only one of many that the court or bankruptcy trustee would consider in determining to recharacterize a transaction from the characterization intended by the parties. Although the sponsor's management does not believe that such accounting treatment will have an adverse impact on the characterization of the transfers of the contracts from the sellers to the depositor, and although the sponsor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, a court would hold that each of the transfers by the sponsor to LBARC-WI and the transfers by the sellers to the depositor of the contracts is a sale or absolute assignment, the risk of recharacterization may be increased by the sellers' treatment of the transfer of the contracts as a secured financing for accounting purposes, and there can be no assurance that such recharacterization, if attempted in an insolvency event of the sponsor or LBARC-WI, would not be successful. See "Risk Factors-— Insolvency of the sponsor may cause your payments to be reduced or delayed" in the prospectus.

Ratings on Class A Notes are dependent upon the insurer's creditworthiness.
The ratings issued by S&P of the Class A-2, Class A-3 and Class A-4 Notes and the ratings issued by Moody's of the Class A Notes will depend primarily on the creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the Class A Notes. There is a risk that if the insurer's financial strength ratings are reduced, the rating agencies may reduce the ratings of some or all of the Class A Notes.

Events of Default under the Indenture may result in an acceleration.
So long as no default by the insurer is continuing, following the occurrence of an event of default under the indenture the indenture trustee will continue to submit claims under and in accordance with the insurance policy to enable the issuing entity to continue to make payments due with respect to the Class A Notes on the fifteenth day of each month. Following the occurrence of an event of default, Financial Security may, at its option, elect to cause the liquidation of the assets of the issuing entity, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. The policy issued by Financial Security does not guarantee payment of any amounts that become due on an accelerated basis, unless Financial Security elects, in its sole discretion, to pay those amounts.

Pending litigation and injunctions may adversely affect the sponsor.
The sponsor was named as a defendant in a suit entitled "Collins v. Long Beach Acceptance Corp.," Case No. 834941-5 and filed on January 11, 2001 in California Superior Court, Alameda County. The plaintiff in the Collins Case alleged, as a private attorney general acting on behalf of the general public, that the sponsor violated certain consumer protection laws by providing to consumers notices of repossession and sale of their repossessed vehicles which did not comply with the strict requirements of those laws. The sponsor and the plaintiff agreed to a settlement whereby the sponsor agreed, among other things, to the entry of an injunction which prohibits the sponsor from certain collection activities on certain accounts. Pursuant to the injunction, the sponsor (i) was required to comply, and has complied, with the California Rees-Levering Act relating to post-repossession notices and include the required disclosures in such notices; (ii) was required to set aside, and has set aside, any default and/or was required to vacate, and has vacated, any judgment obtained after January 11, 2001 in any action filed by the sponsor to collect any deficiency balance owed by any California obligor who was sent a post-repossession notice at any time after January 11, 1997 that failed to contain the required disclosures, whose vehicle was repossessed (including a voluntary surrender) and who owed a deficiency balance following repossession and disposition of his or her vehicle; (iii) was required not to collect, and has not collected, any amount owed by any California obligor who purchased a vehicle, who was sent a post-repossession notice at any time after January 11, 1997 that failed to contain the required disclosures, whose vehicle was repossessed (including a voluntary surrender) and who owed a deficiency balance following repossession (i.e. the sponsor must immediately cease and not resume any such collection efforts); and (iv) was required to provide, and has provided, restitution to the 34 account holders in accordance with the terms of the settlement agreement. The sponsor's management does not believe that such injunction has had or will have a material adverse effect on the sponsor, its business or the contracts.

The sponsor was named as a defendant in a suit entitled "Mancuso v. Long Beach Acceptance Corp.," Case No. 4:05-CV-136 in U.S. District Court, Western District of Missouri.

In May 2003 the sponsor repossessed Mancuso's vehicle as a result of her failure to make payments. The vehicle was sold in July 2003. In January 2004 the sponsor filed a complaint against Mancuso for the deficiency balance. Mancuso filed an answer denying the allegations and a counterclaim in which no claims were made against the sponsor. The sponsor's motion for summary judgment was denied based on Mancuso's claim that the post-repossession notice the sponsor had sent to Mancuso was defective due to language requiring Mancuso to provide evidence of proper insurance on the vehicle. After the sponsor's motion was denied, Mancuso filed her own motion for summary judgment based on the same argument. The sponsor dismissed its complaint without prejudice, and Mancuso's summary judgment motion was never ruled upon. Thereafter, the court ordered the sponsor to pay Mancuso's attorney's fee, but subsequently vacated its order.

On December 28, 2004 Mancuso filed a complaint in Missouri state court (Jackson County Circuit Court) against the sponsor on behalf of herself and all other Missouri residents similarly situated. In the complaint Mancuso claims that the sponsor's post-repossession notice violates the Uniform Commercial Code because the notice requires a customer to provide proof of insurance in order to redeem the vehicle. Mancuso is seeking statutory damages, costs and attorney's fees. The summons, complaint and discovery demands were served upon the sponsor on January 19, 2005.

The Circuit Court ordered mandatory mediation. On February 11, 2005 the sponsor filed a notice of removal, which removed the case from the Jackson County Circuit Court to the United States District Court. On February 18, 2005 Mancuso filed a motion to remand the case back to Jackson County Circuit Court. On March 7, 2005 the sponsor filed a response in opposition to Mancuso's motion to remand.

On February 24, 2005 the sponsor filed a motion to dismiss. On March 11, 2005 Mancuso filed a response in opposition to the sponsor's motion, and on March 24, 2005 the sponsor filed a response to Mancuso's opposition.

On June 23, 2005 the federal court granted Mancuso's motion and remanded the case back to the Jackson County Circuit Court.

At a docket call on January 3, 2007, Mancuso and the sponsor agreed for the court to grant the sponsor's motion to dismiss so that Mancuso could appeal the legality of the sponsor's repossession notice. The order of dismissal was granted on January 23, 2007 and Mancuso filed a notice of appeal on March 1, 2007. The sponsor has been advised that, since Mancuso filed a notice of appeal on March 1 and since there is no transcript to file, Mancuso is required to file the record on appeal no later than April 2, 2007 (30 days after notice was filed). Mancuso's appellant's brief is due 60 days after the filing of the record on appeal, and the sponsor's respondent's brief is due 30 days after Mancuso's brief is filed. Mancuso will then have 15 days to file a reply brief if she chooses to do so. The sponsor expects that briefing will be completed by the end of 2007, with oral arguments to be scheduled for a later date.

State legislation may adversely impact the contracts.
On September 22, 2005, the California Military Families Financial Relief Act was passed and became effective. The bill revised the law to provide protection beyond that provided by the Servicemembers Civil Relief Act to California national guard members called up to active service on or after January 1, 2006 in the Iraq and Afghanistan conflicts. Those eligible under the revised law must be permitted to defer payments under their contracts if the contracts were entered into prior to active duty. No deferment charge may be assessed and no finance charge may accrue during the deferment period. In addition to California, other states have enacted or proposed legislation dealing with servicemembers.

The revised California law along with other state statutes could result in shortfalls in interest, delays in the receipt of principal and could affect the ability of the servicer to foreclose on a defaulted contract in a timely fashion.

The United States continues to be involved in military action in Iraq and Afghanistan. Reservists who were activated for duty in Iraq or Afghanistan may continue to serve, and new reservists may be called to active duty, to secure Iraq or Afghanistan so that reconstruction can take place. To the extent that any member of the military or reservist is an obligor under a contract, the provisions of the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar state laws may apply.

None of the issuing entity, the sponsor, the depositor, the indenture trustee, the trust collateral agent, the backup servicer, the collateral agent or any underwriter has undertaken a determination as to which contracts, if any, may be affected by the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar state laws. No assurance can be given with respect to the number of contracts that may currently be affected or may be affected after the closing date, by the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar state laws.

Impact of world events.
The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material negative effect on general economic conditions, consumer confidence, and liquidity of the notes. It is possible that such events could have a direct or indirect negative impact on the performance of the contracts or the sponsor's financial position or results of operations in the future. Any such negative impact could impair the sponsor's future ability to service or repurchase the contracts or to honor its indemnity obligations, as described in this free writing prospectus.

The sponsor's loss of third party financing may delay payments to you.
The sponsor and its subsidiaries are dependent upon the continued receipt of funding from third party sources. Two of these third party sources are Greenwich Capital Financial Products, Inc., an affiliate of one of the underwriters, Greenwich Capital Markets, Inc., and Citigroup Global Markets Realty Corp., an affiliate of one of the underwriters, Citigroup Global Markets Inc. No assurance can be given that Greenwich Capital Financial Products, Inc., Citigroup Global Markets Realty Corp. or any other third party will continue to provide any such financing in the future. In the event that such funding is discontinued, the sponsor may not be able to perform its obligations with respect to the securities, including its obligation to service the contracts and repurchase contracts which breach specified representations and warranties. As a result, you may experience delays in receiving payments and suffer losses on your investment.

Use of Proceeds

The issuing entity will use the proceeds from the sale of the notes to:

•	pay the depositor the contract purchase price;

•	make the initial deposit into the pre-funding account;

•	make the initial deposit into the spread account; and

•	fund the required balance in any other trust account.

The issuing entity will use the proceeds from the sale of the Class C certificate (not offered hereunder) to fund the supplemental enhancement account.

The depositor or the sponsor may use the net proceeds to pay its debt, including "warehouse" debt secured by the contracts prior to their sale to the issuing entity. This warehouse debt may have been owed to either underwriter or its respective affiliates. No expenses incurred by the sponsor in connection with the selection or acquisition of the contracts will be paid from the offering proceeds.

The Sponsor/Servicer/Custodian

Long Beach Acceptance Corp., a Delaware corporation, began operations in October 1995 as an automobile finance company geared to service borrowers from all credit grade categories, with an emphasis on "non-prime" borrowers.

Effective January 1, 2007, AmeriCredit Financial Services, Inc., a subsidiary of AmeriCredit Corp., a publicly held company, purchased 100% of the issued and outstanding shares of the common stock of LBAC. AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has approximately one million customers and $12 billion in managed auto receivables. AmeriCredit was founded in 1992 and is headquartered in Fort Worth, Texas.

The sponsor has its corporate headquarters located in Paramus, New Jersey and operates originating and servicing centers in Paramus, New Jersey and Orange, California and satellite offices in Sacramento, California and Jacksonville, Florida.

The sponsor purchases and services contracts which are originated and assigned to it by automobile dealers. The sponsor will sell and assign the contracts to the depositor. During the month of February 2007, the sponsor purchased contracts from automobile dealers located in 29 states.

As of February 28, 2007, the sponsor had active relationships with approximately 2,801 new and used automobile dealers. Dealers are sourced and serviced by the sponsor's dealer representatives (full-time sales employees). Generally, all dealers must be approved by the sponsor's senior officers responsible for managing the originating centers.

The sponsor will service the contracts and will be compensated for acting as the servicer. In addition, the sponsor will hold the contract files, including the contracts and the certificates of title (or other evidence of lien), in its possession as custodian for the indenture trustee on behalf of the noteholders and the insurer and will be compensated for acting as custodian.

Due to the administrative burden and expense, the servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuing entity or the grant of a security interest in the vehicles to the indenture trustee by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles titled in some states. See "Risk Factors - Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses" and "Material Legal Aspects of the Contracts—Security Interests in the Financed Vehicles" in the prospectus.

In order to mitigate the security interest risk referred to in the preceding paragraph, UCC-1 financing statements will be filed against the sponsor, the sponsor's subsidiary Long Beach Acceptance Receivables Corp. Warehouse I, the depositor and the issuing entity, respectively, naming the indenture trustee as secured party, with the Secretary of State of Delaware in order to perfect each transfer of the initial and subsequent contracts from the sellers to the depositor, each transfer of the initial and subsequent contracts from the depositor to the issuing entity and the pledge of the initial and subsequent contracts by the issuing entity in favor of the indenture trustee, respectively. Furthermore, the sponsor, as custodian, will be required to stamp each contract to reflect that such contract is subject to a security interest of a secured party and acceptance by a third party of such contracts would violate the rights of such secured party. The custodian will be required to identify the indenture trustee as the secured party on an allonge attached to each contract. If the custodian fails to comply with the foregoing requirements and a third party purchases a contract without knowledge of the indenture trustee's security interest therein, the indenture trustee may not have a perfected security interest in any such contract.

See "Description of the Transaction Documents—Servicer Termination Event" and "— Rights Upon Servicer Termination Event" for more information regarding the servicer's removal and the transfer of servicing duties to the backup servicer or other successor servicer.

Underwriting

The sponsor offers six programs designed to meet the needs of a broad spectrum of potential applicants. These programs are marketed as Premium, Elite, Superior, Preferred, Classic and Standard. The sponsor applies specific underwriting criteria to each program analyzing credit applications individually with focus upon creditworthiness, stability, income and collateral value.

The sponsor generally acquires contracts at 100% of the amount financed net of an acquisition fee.

Depending upon contract class and market conditions, dealers are also paid a participation fee, in some cases paid in full at the time of funding, and in most cases paid in full on the fifth business day of the following month. The participation fee is generally based upon a percentage of the excess, if any, of the annual percentage rate on the contract over the sponsor's minimum rate. By policy the excess is capped at no greater than 2.5% on contracts with terms of up to 60 months and at 2.0% on contracts with terms of greater than 60 months.

Credit Decision and Funding

Credit applications are received from dealers via facsimile, through electronic portals or over the Internet and generally include specific information regarding the applicant's residence and employment history, monthly income, bank account information, credit and personal references and a description of the collateral being considered for purchase. This information is entered into a third party software package that integrates application input, verification, collateral evaluation, credit review and fax communication. The sponsor's underwriter then evaluates the information provided on the credit application and at least one consumer credit report.

Credit decisions are generally completed and communicated to the dealer on the same day as the credit application is received by the sponsor. Conditional credit approvals generally stipulate maximum collateral advances, the sponsor's minimum rate, required downpayment, term and documentation, applicable fees, borrower name and vehicle year, make and model (occasionally, where market conditions require, only the maximum payment amount and the program class are stipulated at that time).

Upon receipt of a contract package from a dealer, it is the sponsor's policy for its funding department to review documentation provided to attempt to verify: proper preparation and execution of all documentation, and proof of income and proof of residence, if necessary. Generally, at the time a contract is presented for funding, the funding clerk attempts to verify the applicant's telephone number, current employment status, employer telephone number, position/occupation, current monthly income and insurance coverage. The results of the verification are recorded in the electronic credit file.

It is the sponsor's policy that contracts containing specific exceptions falling outside the underwriting guidelines may be approved for funding only by management.

Prior to or following funding of selected contracts, funding personnel attempt to conduct a retail commodity check by telephone to verify certain terms of the transaction, including down payment, trade-in credit, rebatables and certain optional equipment, as well as monthly payment and due date. Additionally, a sampling of contracts is reviewed after funding by the investor sales group to ensure compliance with all approval and funding procedures and guidelines for sale.

The maximum advance ratio, before add-ons, generally ranges from 115% to 125% of trade-in value for used vehicles (the range of manufacturers' invoices for new vehicles is similar) plus tax, title and license. The maximum all-in advance ratio, including legally authorized products such as credit life insurance, credit accident and health insurance, debt cancellation coverage and extended warranties, is generally 140% of trade-in value or manufacturer’s invoice on the Standard Program contracts, 145% of trade-in value or manufacturer's invoice on the Superior Program, the Preferred Program and the Classic Program contracts and 150% of trade-in value or manufacturer's invoice on the Elite Program contracts. There is no maximum advance ratio on the Premium Program contracts.

The maximum term of a contract is determined by the program class and, for used vehicles, the mileage of the vehicle. Verifiable manufacturers rebates may be applied 100% toward the down payment on all contracts.

Servicing and Collection

The sponsor has been servicing automobile contracts since 1995.

With the exception of certain charged-off accounts which the sponsor refers to one or more collection agencies, the sponsor currently performs all servicing functions, utilizing a loan servicing computer system administered by Affiliated Computer Services, Inc. of Dallas, Texas. Affiliated Computer Services provides access to its system on a time sharing basis, and is responsible for performing certain automated tasks, including producing operating reports, and system generated correspondence with borrowers. The sponsor accesses the systems of Affiliated Computer Services to perform all invoicing, payment posting, collection, repossession and recovery functions. A different vendor on behalf of the sponsor mails monthly billing statements to borrowers.

The sponsor's policies regarding delinquencies are as follows: an account is deemed to be delinquent if less than 95% of a monthly payment has been received by the due date. If an account becomes 3 days past due, the sponsor's collection staff attempts to contact the borrower (depending upon the borrower's credit and other individual circumstances, in some cases the borrower is contacted earlier and in some cases the borrower is contacted later). The sponsor uses an automatic dialer, which initiates many of the telephone contacts starting with the 3-day calls. A collection representative attempts to establish contact with the borrower and to obtain a promise by the borrower to make the overdue payment within seven days. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% (where legally enforceable and provided for in the related contract) of the amount of the delinquent payment is imposed. A decision to repossess the financed vehicle or to make a field contact with the borrower is generally made after 45 to 60 days of delinquency (repossession may occur earlier or later if appropriate).

Delinquency and Credit Loss Information

The following tables detail information relating to the sponsor's delinquency and credit loss experience regarding all contracts it has originated and continues to service. This infor-mation includes the sponsor's experience with respect to all contracts in its portfolio, including contracts which do not meet the contract pool selection criteria and contracts which the sponsor previously sold but continues to service.

Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the sponsor focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced by lenders dealing exclusively with prime borrowers and could be more dramatically affected by a general economic downturn. In addition the United States continues to be on alert for terrorist attacks. The sponsor's management cannot yet know what effect these possible events or any similar or related events will have on the United States economy and specifically on the timing of, and/or obligors' ability to make, payments on the contracts.

We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the contracts included in the trust.

Long Beach Acceptance Corp.
Delinquency Experience

	December 31, 2003		December 31, 2004		December 31, 2005		December 31, 2006
	Number of Loans	Net Contractual Amount	Number of Loans	Net Contractual Amount	Number of Loans	Net Contractual Amount	Number of Loans	Net Contractual Amount

Portfolio(1)	77,459	$1,154,853,918	84,444	$1,275,735,281	93,409	$1,442,229,484	111,448	$1,755,655,033

Period of Delinquency(2) -
30-59	1,295	13,476,531	1,221	12,059,559	1,012	10,016,670	1,941	24,018,518
60-89	511	5,551,039	469	4,353,182	475	4,849,472	655	7,976,989
90+	267	2,721,481	287	2,432,128	365	4,122,516	396	4,695,044
Total Delinquencies(3)	2,073	$21,749,052	1,977	$18,844,869	1,852	$18,988,658	2,992	$36,690,551

Total Delinquencies as a Percent of the Portfolio	2.68%	1.88%	2.34%	1.48%	1.98%	1.32%	2.68%	2.09%
_____________

(1)
All amounts and percentages are based on the principal amount scheduled to be paid on each contract. The information in the table represents all contracts originated by the sponsor including sold loans the sponsor continues to service.

(2)
The sponsor considers a contract delinquent when an obligor fails to make at least 95% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)	Amounts shown do not include contracts which are less than 30 days delinquent.

Long Beach Acceptance Corp.
Net Credit Loss Experience

	12 Months Ended December 31, 2003	12 Months Ended December 31, 2004	12 Months Ended December 31, 2005	12 Months Ended December 31, 2006
Contracts serviced at end of period(l)	$1,162,244,876	$1,282,254,539	$1,449,972,057	$1,762,873,654
Average contracts serviced during the period (2)	$1,017,096,040	$1,231,120,030	$1,373,393,852	$1,601,602,060
Gross chargeoffs	$83,619,484	$70,549,502	$54,053,860	$53,773,075
Recoveries	$36,065,335	$35,707,833	$28,756,499	29,626,471
Net chargeoffs (3)	$47,554,149	$34,841,669	$25,297,361	$24,146,604
Net chargeoffs as a percentage of contracts serviced during the period	4.68%	2.83%	1.84%	1.51%
_____________

(1)
All amounts and percentages are based on the principal amount scheduled to be paid on each contract. The information in the table represents all contracts originated by the sponsor including sold loans which the sponsor continues to service.

(2)	Average contracts serviced represents a 13 month average for the year ending periods.

(3)
Net chargeoffs include all Loss Units actually liquidated through December 31, 2006, all accounts which were 120 days or more delinquent as of December 31, 2006, inventory and insurance losses. Net chargeoffs are reflected at the earlier of the date (a) on which the contract became 120 days delinquent or (b) on which the contract was liquidated.

The Sponsor's Securitization Program

The sponsor has previously sponsored 21 securitizations since 1997, 20 of which were credit enhanced by a policy issued by Financial Security Assurance Inc., and one of which was credit enhanced by a policy issued by MBIA, Inc. Eight of these securitizations are still outstanding. The sponsor structured each of these securitizations, originated the contracts that were securitized in each transaction and served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

Each of the sponsor's outstanding securitization transactions was structured similarly to the current transaction. In each of those securitizations, the sponsor acquired the non-prime contracts directly from automobile dealers and then sold those contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then sold the contracts to a newly-created owner trust that issued asset-backed securities that were backed by the contracts, which were serviced by the sponsor.

The Sponsor's Static Pool Information

The tables set forth in Annex B to this free writing prospectus contain certain static pool information on the portfolio of contracts originated by the sponsor since April 8, 2002. The static pool information includes the summary information for original pool characteristics, the distribution of contracts by geographic location of obligor, the distribution of the initial contracts by APR, the credit score distribution, the portfolio of liquidated receivables (including liquidation proceeds, net liquidated receivables in dollars and cumulative net liquidated receivables percentage), monthly prepayment speeds, and the portfolio of delinquent contracts (30-50 days, 60-89 days and 90+ days past due).

The static pool information that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and that relates to the pool of contracts being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this free writing prospectus or the prospectus or the registration statement related to the securities being offered pursuant to this free writing prospectus and the prospectus.

The Depositor

Long Beach Acceptance Receivables Corp., a wholly-owned subsidiary of the sponsor, is a Delaware corporation, incorporated on March 13, 1997. The depositor's address is One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222.

The depositor was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The depositor has structured this transaction so that the bankruptcy of the sponsor will not result in the consolidation of the depositor's assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor's assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. See "Risk Factors—Insolvency of the sponsor may cause your payments to be reduced or delayed" in the prospectus.

Delays in payments on the notes and possible reductions in payment amounts could occur if a court decided to consolidate the depositor's assets with the sponsor's, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The depositor will purchase the pool of initial contracts and the subsequent contracts from the sponsor or its wholly-owned subsidiary pursuant to a purchase agreement and supplements thereto and will sell the initial contracts and the subsequent contracts to the issuing entity pursuant to the sale and servicing agreement and supplements thereto. If it is discovered that the depositor has breached a representation or warranty under the sale and servicing agreement, the depositor may be required to repurchase the affected contract from the issuing entity.

LBARC-WI

Long Beach Acceptance Receivables Corp. Warehouse I, a wholly-owned subsidiary of the sponsor, is a Delaware corporation, incorporated on February 21, 2003. LBARC-WI's address is One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222.

LBARC-WI was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. LBARC-WI entered into a Master Purchase Agreement with the sponsor dated as of March 7, 2003, pursuant to which the sponsor agreed to sell, from time to time, to LBARC-WI, and LBARC-WI agreed to purchase, from time to time, from the sponsor, without recourse, all of the sponsor's right, title and interest in certain contracts.

The Issuing Entity

Long Beach Acceptance Auto Receivables Trust 2007-A is a Delaware statutory trust formed by the depositor under a trust agreement between the depositor and the owner trustee to consummate the transactions described in this free writing prospectus.

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1,000 as initial capitalization of the trust. In addition, the depositor shall pay organizational expenses of the trust as they may arise.

The issuing entity will not engage in any activity other than:

•	acquiring the contracts and its other assets and proceeds from its assets;

•
issuing the notes, the Class C certificate which receive interest and cashflow released from the supplemental enhancement account and the Class R certificate which represents the residual interest in the issuing entity;

•	making payments on the notes and the certificates;

•
with the proceeds of the sale of the notes and the Class C certificate, funding the spread account, the pre-funding account and the supplemental enhancement account and paying the remaining balance to the depositor pursuant to the sale and servicing agreement;

•
assigning the pledged assets to the indenture trustee pursuant to the indenture for the benefit of the insurer, the noteholders and the Class C certificateholder and holding, managing and distributing to the certificateholders pursuant to the terms of the sale and servicing agreement and the spread account agreement any portion of the pledged assets released from the lien of the indenture, as applicable;

•	entering into and performing its obligations under the transaction documents to which it is a party;

•	at the direction of the depositor and subject to the requirements of the trust agreement, entering into derivative contracts for the benefit of the Class R certificateholder;

•	engaging in such other activities as may be required in connection with conservation of the trust estate and making distributions to the certificateholders and the noteholders; and

•	engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice to the rating agencies and with the consent of the insurer and, in certain cases, the holders of the certificates and a majority of the notes, in all cases subject to the limitations set forth in the trust agreement.

The issuing entity will use the proceeds from the initial sale of the notes and the Class C Certificates to purchase the contracts from the depositor and to fund the deposit in the pre-funding account and collateral accounts maintained for the benefit of the insurer and to fund the deposit in the supplemental enhancement account. In addition to the contracts, the issuing entity will own the trust property, described in "The Trust Property" below in this free writing prospectus. The issuing entity's fiscal year end will be December 31.

The issuing entity may not, without the prior written consent of each certificateholder and the indenture trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity's creditors, (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing. In considering whether to give or withhold written consent to any of these actions by the issuing entity, the indenture trustee, with the consent of the certificateholders, shall consider the interests of the noteholders and the insurer in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The indenture trustee shall have no duty to give written consent to any of these actions by the issuing entity if the indenture trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent. No certificateholder of the issuing entity has power to commence any bankruptcy actions on behalf of the issuing entity or to direct the indenture trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the insurer and the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor will not result in the consolidation of the issuing entity's assets and liabilities with those of the depositor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity's assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

Pursuant to the trust agreement, the owner trustee will perform limited administration functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the indenture trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

The owner trustee's liability in connection with the issuance of the certificates and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement. "Description of the Transaction Documents—Trustees—Replacement of Owner Trustee" in this free writing prospectus for information regarding the owner trustee's resignation, removal and replacement.

The Indenture Trustee

Wells Fargo Bank, National Association will be the Indenture Trustee under the Indenture. Wells Fargo Bank, National Association is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Servicer, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Issuing Entity pursuant to the Sale and Servicing Agreement.

Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank, National Association was acting as trustee on more than 125 series of auto loan receivables backed securities with an original aggregate principal balance of approximately $66 billion.

The Trust Property

The trust property will include, among other things, the following:

•	a pool consisting primarily of "non-prime" contracts secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

•
all monies received (i) from the initial contracts, after the close of business on the initial cutoff date and (ii) with respect to the subsequent contracts, after the close of business on the related subsequent cutoff dates;

•	the security interests in the financed vehicles;

•	the contract files;

•
all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the financed vehicles or the obligors, including any vendor's single interest physical damage policy relating to the contracts in which the sponsor is the named insured and the indenture trustee is an additional named insured;

•	all rights to proceeds from debt cancellation coverage;

•	all rights to proceeds from the liquidation of, and recoveries on the contracts;

•	all rights to refunds under extended service contracts covering the financed vehicles;

•	the depositor's rights against dealers under agreements between the sponsor and the dealers;

•	amounts that may be held in the lockbox accounts to the extent the amounts relate to the contracts;

•
the bank accounts, including the supplemental enhancement account and the pre-funding account, opened in connection with this offering (other than the spread account) and the amounts on deposit in those accounts (other than investment earnings on amounts on deposit in the supplemental enhancement account and the pre-funding account);

•	all rights to cause the sponsor to repurchase contracts from the trust pursuant to the purchase agreement;

•	all of the issuing entity's rights under the transaction documents; and

•	all proceeds from the items described above.

The spread account will not be an asset of the trust, but will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. The spread account is designed to cover losses on the contract pool; however, the existence of the spread account should not be relied upon as a source of funds to pay the notes because the spread account funding requirements or the existence of the spread account may be amended, reduced or terminated by the depositor, the insurer and the trust collateral agent, without the consent of the noteholders.

The initial contracts will be purchased by the depositor pursuant to the purchase agreement and will then be purchased by the issuing entity from the depositor pursuant to the sale and servicing agreement. The issuing entity is expected to purchase subsequent contracts representing approximately 15.96% of the total contract pool and related property on or before June 22, 2007 with funds on deposit in the pre-funding account. These subsequent contracts will be purchased by the depositor from the sellers pursuant to one or more subsequent transfer agreements.

The trust property also will include an assignment of the depositor's rights against the sponsor for breaches of representations and warranties under the purchase agreement, with respect to the initial contracts, or the related subsequent transfer agreements, with respect to the subsequent contracts, or from failure of the sponsor to comply with the purchase agreement or the related subsequent transfer agreements, as applicable.

The initial contracts were originated by dealers according to the sponsor's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. The subsequent contracts were originated or will be originated by dealers according to the sponsor's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

As of any date of determination, the pool balance represents the aggregate outstanding principal balance of the contracts as of the end of the preceding calendar month.

Under the indenture, the issuing entity will grant a security interest in the trust property to the indenture trustee for the noteholders' benefit, for the Class C certificateholder's benefit and for the insurer's benefit in support of the obligations owed to the noteholders, the Class C certificateholder and the insurer, respectively. Any proceeds of the security interest will be distributed according to the indenture. The insurer will be entitled to the payments only after payment of amounts owed to, among others, the Class A noteholders. The Class C certificateholder will be entitled to payments only after payment of amounts owed to, among others, the Class A noteholders and the insurer, in the order of priority described in this free writing prospectus.

A contract's principal balance, as of any date, prior to that contract becoming a liquidated contract, is the sum of:

(a) the amount financed;

minus

(b)	the principal portion of all amounts received in respect of the contract on or prior to that date including any prepayments;

minus

(c) any Cram Down Loss for the contract;

minus

(d) the principal portion of any purchase amount the depositor or servicer must remit with respect to the contract.

A contract's principal balance shall be reduced to zero as of the date on which that contract is deemed to be a liquidated contract by the servicer.

The Contracts

General

Contracts are originated by the sponsor by purchasing loans from automobile dealers. Most of the contracts were made to individuals with impaired credit due to factors, including:

•	the manner in which these individuals have handled previous credit;

•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Eligibility Criteria

The initial contracts included in the trust property were selected from the sponsor's portfolio of contracts according to several criteria, including the following criteria (measured as of the initial cutoff date, which is the close of business on February 28, 2007):

(a)	each initial contract was originated, based on the address of the dealer, in the United States;

(b)	each initial contract has an original maturity of not more than 72 months;

(c)	each initial contract provides for level monthly payments which fully amortize the amount financed over the original term;

(d)	each initial contract has a remaining maturity of not more than 72 months and not less than 3 months;

(e)	each initial contract has an outstanding principal balance of not more than approximately $88,713.51;

(f)	each initial contract is not more than 29 days past due;

(g)	each initial contract has an annual percentage rate (APR) of not less than 3.0000%;

(h)
no obligor was in bankruptcy at the time of origination of the related initial contract nor has any obligor filed for bankruptcy since such time through the initial cutoff date, which bankruptcy has neither been discharged or dismissed, unless such initial contract was reaffirmed; and

(i)	each initial contract has a scheduled maturity no later than March 20, 2013.

The Subsequent Contracts

During the funding period, the sellers will sell the subsequent contracts to the depositor and the depositor will then sell them to the issuing entity. The sponsor anticipates that the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff dates will equal approximately $78,536,059. The depositor will forward to the sponsor the funds that it receives from the issuing entity for the subsequent contracts. The issuing entity will use the funds in the pre-funding account for the purpose of purchasing the subsequent contracts.

No transfer of subsequent contracts to the issuing entity will be made unless:

(a)
as of each subsequent cutoff date, each subsequent contract and/or the subsequent financed vehicle related to that subsequent contract satisfy the contract eligibility criteria specified under "The Contracts" in this free writing prospectus in clauses (a) through (f) and (h) above regarding the initial contracts;

(b)	so long as no insurer default shall have occurred and be continuing, the insurer has approved the transfer of the subsequent contracts to the issuing entity;

(c)	neither the sponsor nor the depositor has selected the subsequent contracts in a manner that either of them believes is adverse to the interests of the insurer or the noteholders;

(d)	the sponsor and the depositor deliver certain opinions of counsel regarding the validity of the subsequent contract transfer; and

(e)	S&P confirms that the ratings on the notes will not be withdrawn or reduced because of the transfer of the subsequent contracts to the issuing entity.

In addition, the issuing entity's obligation or right to purchase the subsequent contracts is subject to the condition that all of the contracts held by the issuing entity, including the subsequent contracts to be transferred, meet the following criteria (as verified by a firm of independent accountants) after the transfer of the subsequent contracts:

(a)	the contracts' weighted average annual percentage rate is not less than 12.23%;

(b)	the contracts' weighted average remaining term is not greater than 67 months; and

(c)
not more than 44.00% of the obligors on the contracts reside in California, not more than 13.00% of the obligors on the contracts reside in Arizona and not more than 13.00% of the obligors on the contracts reside in Florida.

In calculating the criteria set forth in clauses (a) and (b), the cutoff date that will be used for the initial contracts is the initial cutoff date and the cutoff date that will be used for the subsequent contracts is the related subsequent cutoff date.

The criteria in clause (c) will be based on the obligor's mailing addresses on:

•	the initial cutoff date for the obligors on the initial contracts; and

•	the related subsequent cutoff dates for the obligors on the subsequent contracts.

Following the transfer of subsequent contracts to the issuing entity, the aggregate characteristics of the entire pool of contracts held by the issuing entity may vary from the initial pool of contracts, but no such variation will be material, in the following respects:

•	geographic distribution of the contracts;

•	distribution by remaining principal balance;

•	distribution by of the contracts secured by new and used vehicles;

•	distribution by APR;

•	distribution by contract date;

•	distribution by loan age;

•	distribution by remaining term;

•	distribution by manufacturer and model year;

•	distribution by loan-to-value ratio;

•	distribution by FICO score; and

•	distribution by historical delinquencies (30, 60 and 90 days).

In the month immediately following the end of the final funding period, the issuing entity will file the final pool composition, as of the related cutoff dates, with the SEC on Form 10-D.

Composition

The statistical information presented in this free writing prospectus is based on the initial contracts as of the initial cutoff date, which is the close of business on February 28, 2007. As of the initial cutoff date, the initial contracts have an aggregate principal balance of approximately $413,615,839.

The composition, distribution by APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term, distribution by manufacturer, distribution by model year, geographic distribution, distribution by loan-to-value ratio, distribution by FICO score and distribution by historical 30-, 60- and 90-day delinquencies as of the initial cutoff date are set forth in the following tables. The sum of the columns below may not equal the total indicated due to rounding.

Composition of the Initial Contracts
As of the Initial Cutoff Date

Weighted Average APR	Aggregate Principal Balance	Number of Contracts	Weighted Average Remaining Term	Weighted Average Original Term	Average Principal Balance
12.2723%	$413, 615,839.43	22,141	65 months	69 months	$18,680.99

Distribution of the Initial Contracts by APR
As of the Initial Cutoff Date

APR Range	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
3.000%	1	$23,254.83	0.01%
3.001% - 4.000%	12	127,032.40	0.03
4.001% - 5.000%	2	23,044.01	0.01
5.001% - 6.000%	135	1,694,988.55	0.41
6.001% - 7.000%	876	15,313,514.10	3.70
7.001% - 8.000%	1,472	27,527,157.29	6.66
8.001% - 9.000%	1,914	36,195,644.38	8.75
9.001% - 10.000%	2,481	48,617,404.19	11.75
10.001% - 11.000%	2,061	40,848,848.34	9.88
11.001% - 12.000%	2,065	40,934,963.08	9.90
12.001% - 13.000%	2,152	42,150,805.06	10.19
13.001% - 14.000%	2,067	40,388,865.56	9.76
14.001% - 15.000%	2,120	40,188,143.15	9.72
15.001% - 16.000%	1,752	32,014,879.55	7.74
16.001% - 17.000%	1,353	23,139,666.25	5.59
17.001% - 18.000%	804	12,736,997.13	3.08
18.001% - 19.000%	449	6,170,520.32	1.49
19.001% - 20.000%	244	3,237,502.48	0.78
20.001% - 21.000%	175	2,243,125.72	0.54
21.001% - 22.000%	6	39,483.04	0.01
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts By Loan Age(1)

As of the Initial Cutoff Date

Range of Loan Ages (months)(1)	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(2)
0	5,500	$113,822,408.02	27.52%
1	4,062	84,531,951.85	20.44
2	4,072	84,100,170.32	20.33
3	3,786	76,819,267.29	18.57
4-6	1,595	32,313,250.07	7.81
7 or more	3,126	22,028,791.88	5.33
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Loan age represents the number of months since the first scheduled payment date, including such first scheduled payment date.

(2)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Remaining Principal Balance
As of the Initial Cutoff Date

Range of Remaining Principal Balances	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
$1,008 - $2,500	361	$704,084.29	0.17%
$2,501 - $5,000	726	2,732,293.44	0.66
$5,001 - $7,500	1,304	8,340,208.08	2.02
$7,501 - $10,000	1,698	14,935,000.59	3.61
$10,001 - $12,500	1,770	19,918,150.25	4.82
$12,501 - $15,000	2,109	29,176,984.89	7.05
$15,001 - $17,500	2,315	37,621,883.29	9.10
$17,501 - $20,000	2,521	47,208,341.53	11.41
$20,001 - $22,500	2,298	48,787,327.18	11.80
$22,501 - $25,000	1,954	46,298,295.72	11.19
$25,001 - $27,500	1,673	43,797,045.96	10.59
$27,501 - $30,000	1,130	32,388,547.90	7.83
$30,001 - $35,000	1,371	44,225,184.32	10.69
Greater than $35,000	911	37,482,491.99	9.06
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Remaining Term
As of the Initial Cutoff Date

Range of Remaining Term (months)	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
3 - 6	182	$395,484.19	0.10%
7 - 12	708	2,399,378.80	0.58
13 - 18	455	2,910,939.41	0.70
19 - 24	1,585	13,615,238.58	3.29
25 - 30	193	2,156,923.02	0.52
31 - 36	343	3,065,341.64	0.74
37 - 42	81	775,078.79	0.19
43 - 48	799	8,979,234.87	2.17
49 - 54	159	2,033,498.94	0.49
55 - 60	3,731	58,140,394.41	14.06
61 - 66	1,104	19,108,466.26	4.62
67 - 72	12,801	300,035,860.52	72.54
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Manufacturer
As of the Initial Cutoff Date

Manufacturer	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
Acura	129	$2,409,770.89	0.58%
AM General	63	2,100,583.49	0.51
Aston Martin	1	48,969.18	0.01
Audi	42	791,518.27	0.19
BMW	187	4,128,606.48	1.00
Buick	100	1,457,985.82	0.35
Cadillac	249	6,178,867.85	1.49
Chevrolet	3,808	76,336,994.38	18.46
Chrysler	887	16,244,544.35	3.93
Dodge	2,264	44,732,737.21	10.82
Ford	3,790	67,787,396.44	16.39
GMC	580	12,145,174.62	2.94
Honda	946	15,412,243.54	3.73
Hyundai	556	8,792,914.53	2.13
Infiniti	125	2,844,246.35	0.69
Isuzu	78	1,041,676.62	0.25
Jaguar	47	1,040,557.43	0.25
Jeep	718	12,861,219.66	3.11
Kia	886	15,480,967.97	3.74
Land Rover	23	534,605.37	0.13
Lexus	153	3,322,975.66	0.80
Lincoln	148	3,126,214.84	0.76
Maserati	1	78,375.94	0.02
Mazda	344	5,495,061.21	1.33
Mercedes	343	8,991,361.57	2.17
Mercury	145	1,925,418.60	0.47
Mitsubishi	344	4,270,414.46	1.03
Nissan	2,158	43,335,490.58	10.48
Oldsmobile	52	359,988.77	0.09
Plymouth	17	99,426.37	0.02
Pontiac	433	6,589,841.67	1.59
Porsche	27	787,979.01	0.19
Range Rover	2	54,276.76	0.01
Saab	18	362,764.11	0.09
Saturn	222	3,270,565.78	0.79
Subaru	69	1,212,915.10	0.29
Suzuki	178	2,843,835.06	0.69
Toyota	1,711	30,262,228.21	7.32
Volkswagen	212	3,232,768.96	0.78
Volvo	85	1,622,356.32	0.39
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Model Year of Financed Vehicle
As of the Initial Cutoff Date

Model Year	Number of Contracts	Aggregate Principal Balance(1)	Percentage of Aggregate Principal Balance(1)
1992	2	$14,123.60	0.00%
1993	2	15,694.31	0.00
1994	2	19,314.11	0.00
1995	8	85,627.13	0.02
1996	23	152,518.94	0.04
1997	102	561,702.82	0.14
1998	270	1,622,756.55	0.39
1999	779	5,442,887.63	1.32
2000	984	8,526,608.09	2.06
2001	1,268	13,903,037.19	3.36
2002	2,009	24,976,285.46	6.04
2003	2,417	39,739,758.93	9.61
2004	2,506	49,628,181.58	12.00
2005	2,344	47,133,178.23	11.40
2006	5,306	120,223,733.61	29.07
2007	4,114	101,408,177.12	24.52
2008	5	162,254.13	0.04
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Geographic Distribution of the Initial Contracts
As of the Initial Cutoff Date

State(1)	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(2)
California	8,562	$167,724,250.09	40.55%
Arizona	2,128	42,442,356.99	10.26
Florida	2,152	41,480,782.56	10.03
Texas	1,873	38,483,834.25	9.30
Nevada	1,301	27,183,220.39	6.57
Georgia	933	16,550,598.90	4.00
Colorado	865	14,792,815.30	3.58
North Carolina	684	11,212,872.21	2.71
Washington	604	9,738,674.67	2.35
New Jersey	356	5,826,428.89	1.41
South Carolina	379	5,695,024.04	1.38
Maryland	245	4,944,783.13	1.20
Missouri	319	4,940,758.56	1.19
All Others (20)	1,740	22,599,439.45	5.46
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Based upon address of the dealer.

(2)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Loan-to-Value Ratio
As of the Initial Cutoff Date

Range of Loan-to-Value Ratios (%)	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
10.01 - 15.00	3	$31,640.62	0.01%
15.01 - 20.00	7	54,378.90	0.01
20.01 - 25.00	17	109,770.53	0.03
25.01 - 30.00	24	195,470.92	0.05
30.01 - 35.00	43	415,630.33	0.10
35.01 - 40.00	62	569,493.77	0.14
40.01 - 45.00	92	940,729.17	0.23
45.01 - 50.00	104	1,128,715.45	0.27
50.01 - 55.00	157	1,807,502.84	0.44
55.01 - 60.00	154	1,935,938.50	0.47
60.01 - 65.00	225	3,152,906.50	0.76
65.01 - 70.00	242	3,603,388.17	0.87
70.01 - 75.00	330	5,328,045.32	1.29
75.01 - 80.00	490	8,116,909.58	1.96
80.01 - 85.00	616	10,752,553.09	2.60
85.01 - 90.00	846	16,160,126.44	3.91
90.01 - 95.00	997	18,636,035.70	4.51
95.01 - 100.00	1,350	25,659,572.42	6.20
100.01 - 105.00	1,594	31,367,512.89	7.58
105.01 - 110.00	1,787	35,736,985.89	8.64
110.01 - 115.00	1,857	36,064,014.32	8.72
115.01 - 120.00	1,946	36,860,745.37	8.91
120.01 - 125.00	1,911	36,888,131.33	8.92
125.01 - 130.00	1,881	36,116,429.86	8.73
130.01 - 135.00	1,791	33,691,101.40	8.15
135.01 - 140.00	1,599	30,009,346.15	7.26
140.01 - 145.00	927	17,975,808.79	4.35
145.01 - 150.00	485	9,434,047.81	2.28
150.01 - 155.00	249	4,913,648.85	1.19
155.01 - 160.00	133	2,428,922.20	0.59
160.01 - 165.00	75	1,349,451.32	0.33
165.01 - 170.00	63	1,015,754.65	0.25
170.01 - 175.00	30	509,529.05	0.12
175.01 - 180.00	54	655,601.30	0.16
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by FICO Score
As of the Initial Cutoff Date

Range of FICO Scores (1)	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(2)
Not Available	157	$2,450,462.89	0.59%
481 - 500	6	115,340.28	0.03
501 - 520	180	2,921,558.52	0.71
521 - 540	326	5,013,433.52	1.21
541 - 560	986	17,559,820.30	4.25
561 - 580	1,851	34,650,252.70	8.38
581 - 600	2,492	47,322,088.79	11.44
601 - 620	3,203	61,158,168.43	14.79
621 - 640	3,117	59,770,344.66	14.45
641 - 660	2,802	53,836,403.69	13.02
661 - 680	2,285	43,981,497.82	10.63
681 - 700	1,601	30,360,270.50	7.34
701 - 720	977	17,634,174.30	4.26
721 - 740	643	11,564,813.35	2.80
741 - 760	436	7,243,073.73	1.75
761 - 780	327	5,532,929.42	1.34
781 - 800	278	4,580,312.86	1.11
801 - 820	259	4,388,616.63	1.06
821 - 840	160	2,590,079.32	0.63
841 - 860	48	817,144.66	0.20
861 - 880	7	125,053.06	0.03
Total	22,141	$413,615,839.43	100.00%
____________
(1)
A FICO® score is a widely used industry measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. Data from an independent credit reporting agency, such as FICO® scores, is one of several factors that may be used by the sponsor in its credit underwriting analysis to assess the credit risk associated with each applicant. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts. In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor's FICO® score at any time in the future may be higher or lower than the obligor’s FICO® score as of the date of origination.

(2)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Historical 30-Day Delinquencies
As of the Initial Cutoff Date

Times 30 Days Delinquent Ever	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0	21,618	$409,575,191.28	99.02%
1	264	2,215,428.02	0.54
2	93	680,669.19	0.16
3	69	520,504.79	0.13
4	30	203,051.30	0.05
5	23	157,503.00	0.04
6	13	80,981.74	0.02
7	7	43,067.48	0.01
8	7	44,467.28	0.01
9	5	23,634.63	0.01
10	4	20,799.15	0.01
11	2	17,028.70	0.00
12	1	9,947.04	0.00
13	1	2,805.03	0.00
14	3	17,363.57	0.00
16	1	3,397.23	0.00
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Historical 60-Day Delinquencies
As of the Initial Cutoff Date

Times 60 Days Delinquent Ever	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0	22,044	$412,975,681.39	99.85%
1	63	415,297.23	0.10
2	19	119,451.82	0.03
3	3	26,521.59	0.01
4	2	17,099.38	0.00
5	1	7,558.49	0.00
6	1	3,151.81	0.00
7	4	29,139.68	0.01
9	1	3,356.00	0.00
10	2	14,251.91	0.00
15	1	4,330.13	0.00
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

Distribution of the Initial Contracts by Historical 90-Day Delinquencies
As of the Initial Cutoff Date

Times 90 Days Delinquent Ever	Number of Contracts	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)
0	22,118	$413,484,665.20	99.97%
1	14	70,690.88	0.02
2	4	33,008.32	0.01
5	1	4,330.13	0.00
6	1	4,020.39	0.00
7	2	6,619.28	0.00
11	1	12,505.23	0.00
Total	22,141	$413,615,839.43	100.00%
____________
(1)	Percentages may not sum to 100.00% because of rounding.

All of the contracts require the obligor to pay:

•	a specified total amount of payments;

•	in substantially equal monthly installments on each due date.

Each obligor's total amount of payments equals the amount financed plus interest for the contract's term. The interest charges on the contracts are determined either by the simple interest method or by adding a precomputed interest charge to the contract as of its origination date.

Under a simple interest contract, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the unpaid principal amount financed of such contract multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the principal amount financed. The issuing entity will account for all contracts, including simple interest contracts and precomputed contracts, as if those contracts amortized under the simple interest method.

The sponsor and the depositor each will make representations and warranties regarding the contracts pursuant to the purchase agreement and the sale and servicing agreement respectively. These representations and warranties pertain to specific aspects of the contracts including the origination of the contracts, the obligors of the contracts, the accuracy and legality of the records, computer tapes and schedules containing information regarding the contracts, the financed vehicles securing the contracts, the security interests in the contracts granted to the depositor, issuing entity and the trust collateral agent, specific characteristics of the contracts and others. Upon the breach of one of these representations or warranties by the sponsor or the depositor, each party's repurchase obligation will be triggered under the applicable transaction document.

Yield and Prepayment Considerations

Obligors may prepay their respective contract at any time. If an obligor prepays a contract, the actual weighted average life of the contracts may be shorter than the scheduled weighted average life. These prepayments include:

•	prepayments in full;

•	partial prepayments;

•
repurchases of contracts due to breaches of certain representations and warranties of the sponsor with respect to the contracts and, while the sponsor is acting as servicer, for certain breaches of the servicer's obligations under the servicing agreement;

•	liquidations due to default;

•	proceeds (including rebates and refunds of unearned premiums) from physical damage, credit life, credit accident and health insurance policies;

•	proceeds from debt cancellation coverage; and

•	refunds of the costs of extended service contracts.

Weighted average life means the average amount of time during which each dollar of principal on a contract is outstanding.

The prepayment rate on the contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The prepayment rate on the contracts may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the contracts having a substantially shorter weighted average life than their scheduled weighted average life.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, on the contracts' principal balances and a possible mandatory redemption on the payment date immediately following the end of the funding period. As a result, final payment of any class of notes could occur significantly earlier than that class' final scheduled payment date. Noteholders will bear any reinvestment risk resulting from the early payment on the notes.

To the extent that any notes are purchased at a premium or a discount, such notes will be sensitive to the rate of prepayments on the contracts. A faster than anticipated rate of prepayments on the contracts could result in a yield to investors in notes purchased at a premium that is lower than the anticipated yield. Conversely, a slower than anticipated rate of prepayments on the contracts could result in a yield to investors in notes purchased at a discount that is lower than the anticipated yield.

Weighted Average Lives of the Class A Notes

Prepayments on contracts can be measured relative to a payment standard or model. The model used in this free writing prospectus, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.25% ABS rate means that 125 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the contracts transferred to the issuing entity.

As the rate of payment of principal of each class of Class A Notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of Class A Notes could occur significantly earlier than its final scheduled payment date. Reinvestment risk associated with early payment of the Class A Notes of any class will be borne exclusively by the holders of those notes.

The tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" are referred to as the ABS Tables and have been prepared on the basis of the characteristics of the initial contracts, with an assumed original aggregate principal balance of $413,615,839 and a pre-funded amount equal to $78,536,059. The ABS Tables assume that:

•	the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses, sales of delinquent loans or repurchases and include 30 days' interest thereon;

•	the monthly principal and interest payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

•	payments are made on the notes on each payment date (and each such date is assumed to be the fifteenth day of each applicable month);

•	all monthly fees are paid in the priority described in this free writing prospectus under the heading "Description of the Transaction Documents—Distributions—Payment Date Payments";

•	the interest rate on the Class C certificate is equal to 5.00% per annum;

•	a Class A-1 note rate of 5.300%, a Class A-2 note rate 5.182%, a Class A-3 note rate of 5.061% and a Class A-4 note rate of 5.120%;

•	all of the pre-funded amount will be used to purchase subsequent contracts during the month of May 2007;

•	the amounts on deposit in the spread account are initially equal to zero;

•	the servicing, indenture trustee, custodian and back-up servicer fee rate and the premium rate payable to the Insurer is expected to be 1.923%;

•	the Class R certificateholder exercises its optional redemption right, unless otherwise indicated; and

•	a closing date of March 22, 2007.

The ABS Tables indicate the projected weighted average life of each class of Class A Notes and set forth the percentage of the initial principal amount of each class of Class A Notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

The ABS Tables also assume that the contracts have been aggregated into six hypothetical pools with all of the contracts within each pool having the following characteristics and that the level scheduled payment for each pool, which is based on the aggregate principal balance, annual percentage rate, original term to maturity and remaining term to maturity as of the related cutoff date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Initial Contracts

Pool	Total Current Balance ($)	Gross Coupon (%)	Original Term (months)	Remaining Term (months)
1	79,282,359.61	12.23804	61	60
2	13,214,512.30	12.20793	44	43
3	300,035,860.52	12.27794	72	70
4	21,083,107.00	12.36131	70	20

Subsequent Contracts

Pool	Months Pre-Funded (months)	Total Current Balance ($)	Gross Coupon (%)	Original Term (months)	Remaining Term (months)
5	2	15,862,432.81	12.23804	61	61
6	2	2,643,896.00	12.20793	44	44
7	2	60,029,730.48	12.27794	72	72

The actual characteristics and performance of the contracts will differ from the assumptions used in preparing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant ABS rate until maturity or that all of the contracts will prepay at the same ABS rate. Moreover, the diverse terms of contracts within the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial principal amounts outstanding over time and the weighted average life of each class of Class A Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes(1)
Payment Date	1.25%	1.50%	1.70%	2.00%	2.25%

Closing Date	100	100	100	100	100
May 15, 2007	87	86	84	65	64
June 15, 2007	75	72	69	51	49
July 15, 2007	61	56	51	35	32
August 15, 2007	47	41	34	19	15
September 15, 2007	33	25	17	3	0
October 15, 2007	19	10	0	0	0
November 15, 2007	6	0	0	0	0
December 15, 2007	0	0	0	0	0
Weighted Average Life to Maturity (Years) (2)(3)	0.34	0.31	0.28	0.21	0.20
Weighted Average Life to Call (Years) (2)(4)	0.34	0.31	0.28	0.21	0.20

(1)
The final scheduled payment date is the April 2008 payment date; payment of interest and principal in full of the Class A-1 Notes on such date is guaranteed by the policy to the extent described in this free writing prospectus.

(2)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)	This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)	This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-2 Notes (1)
Payment Date	1.25%	1.50%	1.70%	2.00%	2.25%

Closing Date	100	100	100	100	100
May 15, 2007	100	100	100	100	100
June 15, 2007	100	100	100	100	100
July 15, 2007	100	100	100	100	100
August 15, 2007	100	100	100	100	100
September 15, 2007	100	100	100	100	98
October 15, 2007	100	100	100	92	87
November 15, 2007	100	97	89	81	76
December 15, 2007	95	87	78	71	65
January 15, 2008	86	78	70	62	56
February 15, 2008	79	70	62	53	46
March 15, 2008	72	62	54	45	37
April 15, 2008	65	55	47	37	28
May 15, 2008	58	47	39	28	20
June 15, 2008	51	40	32	20	11
July 15, 2008	44	33	24	12	2
August 15, 2008	37	26	17	5	0
September 15, 2008	30	19	10	0	0
October 15, 2008	24	12	3	0	0
November 15, 2008	18	6	0	0	0
December 15, 2008	11	0	0	0	0
January 15, 2009	5	0	0	0	0
February 15, 2009	0	0	0	0	0
Weighted Average Life to Maturity (Years) (2)(3)	1.21	1.09	1.00	0.90	0.84
Weighted Average Life to Call (Years) (2)(4)	1.21	1.09	1.00	0.90	0.84

(1)
The final scheduled payment date is the November 2010 payment date; payment of interest and principal in full of the Class A-2 Notes on such date is guaranteed by the policy to the extent described in this free writing prospectus.

(2)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)	This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)	This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes (1)
Payment Date	1.25%	1.50%	1.70%	2.00%	2.25%

Closing Date	100	100	100	100	100
May 15, 2007	100	100	100	100	100
June 15, 2007	100	100	100	100	100
July 15, 2007	100	100	100	100	100
August 15, 2007	100	100	100	100	100
September 15, 2007	100	100	100	100	100
October 15, 2007	100	100	100	100	100
November 15, 2007	100	100	100	100	100
December 15, 2007	100	100	100	100	100
January 15, 2008	100	100	100	100	100
February 15, 2008	100	100	100	100	100
March 15, 2008	100	100	100	100	100
April 15, 2008	100	100	100	100	100
May 15, 2008	100	100	100	100	100
June 15, 2008	100	100	100	100	100
July 15, 2008	100	100	100	100	100
August 15, 2008	100	100	100	100	91
September 15, 2008	100	100	100	95	79
October 15, 2008	100	100	100	84	67
November 15, 2008	100	100	94	73	55
December 15, 2008	100	99	84	62	44
January 15, 2009	100	89	74	52	33
February 15, 2009	99	80	65	42	22
March 15, 2009	91	71	55	32	12
April 15, 2009	82	62	46	22	2
May 15, 2009	74	53	37	12	0
June 15, 2009	66	45	28	3	0
July 15, 2009	58	36	20	0	0
August 15, 2008	50	28	11	0	0
September 15, 2009	42	20	3	0	0
October 15, 2009	34	12	0	0	0
November 15, 2009	27	5	0	0	0
December 15, 2009	19	0	0	0	0
January 15, 2010	12	0	0	0	0
February 15, 2010	5	0	0	0	0
March 15, 2010	0	0	0	0	0
Weighted Average Life to Maturity (Years) (2)(3)	2.36	2.15	2.00	1.80	1.65
Weighted Average Life to Call (Years) (2)(4)	2.36	2.15	2.00	1.80	1.65

(1)
The final scheduled payment date is the October 2011 payment date; payment of interest and principal in full of the Class A-3 Notes on such date is guaranteed by the policy to the extent described in this free writing prospectus.

(2)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)	This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)	This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

Percent of Initial Note Principal Amount at Various ABS Percentages
	Class A-4 Notes (1)
Payment Date	1.25%	1.50%	1.70%	2.00%	2.25%

Closing Date	100	100	100	100	100
May 15, 2007	100	100	100	100	100
June 15, 2007	100	100	100	100	100
July 15, 2007	100	100	100	100	100
August 15, 2007	100	100	100	100	100
September 15, 2007	100	100	100	100	100
October 15, 2007	100	100	100	100	100
November 15, 2007	100	100	100	100	100
December 15, 2007	100	100	100	100	100
January 15, 2008	100	100	100	100	100
February 15, 2008	100	100	100	100	100
March 15, 2008	100	100	100	100	100
April 15, 2008	100	100	100	100	100
May 15, 2008	100	100	100	100	100
June 15, 2008	100	100	100	100	100
July 15, 2008	100	100	100	100	100
August 15, 2008	100	100	100	100	100
September 15, 2008	100	100	100	100	100
October 15, 2008	100	100	100	100	100
November 15, 2008	100	100	100	100	100
December 15, 2008	100	100	100	100	100
January 15, 2009	100	100	100	100	100
February 15, 2009	100	100	100	100	100
March 15, 2009	100	100	100	100	100
April 15, 2009	100	100	100	100	100
May 15, 2009	100	100	100	100	94
June 15, 2009	100	100	100	100	88
July 15, 2009	100	100	100	96	81
August 15, 2008	100	100	100	90	74
September 15, 2009	100	100	100	84	68
October 15, 2009	100	100	97	78	61
November 15, 2009	100	100	91	72	55
December 15, 2009	100	98	86	66	49
January 15, 2010	100	93	81	60	43
February 15, 2010	100	88	75	55	38
March 15, 2010	99	83	70	50	32
April 15, 2010	94	78	65	44	27
May 15, 2010	90	73	60	39	22
June 15, 2010	85	69	55	35	18
July 15, 2010	81	64	50	30	13
August 15, 2010	76	59	46	26	9
September 15, 2010	71	55	42	22	5
October 15, 2010	67	51	38	18	1
November 15, 2010	63	47	34	14	0
December 15, 2010	59	43	30	10	0
January 15, 2011	55	39	26	7	0
February 15, 2011	51	35	23	4	0
March 15, 2011	47	32	20	1	0
April 15, 2011	43	28	17	0	0
May 15, 2011	40	25	14	0	0
June 15, 2011	36	22	11	0	0
July 15, 2011	33	19	9	0	0
August 15, 2011	30	17	6	0	0

Percent of Initial Note Principal Amount at Various ABS Percentages
	Class A-4 Notes (1)
Payment Date	1.25%	1.50%	1.70%	2.00%	2.25%
September 15, 2011	27	14	4	0	0
October 15, 2011	24	12	2	0	0
November 15, 2011	21	10	0	0	0
December 15, 2011	18	7	0	0	0
January 15, 2012	16	6	0	0	0
February 15, 2012	13	4	0	0	0
March 15, 2012	11	2	0	0	0
April 15, 2012	9	1	0	0	0
May 15, 2012	7	0	0	0	0
June 15, 2012	6	0	0	0	0
July 15, 2012	4	0	0	0	0
August 15, 2012	3	0	0	0	0
September 15, 2012	1	0	0	0	0
October 15, 2012	0	0	0	0	0
Weighted Average Life to Maturity (Years) (2)(3)	3.96	3.63	3.36	2.98	2.71
Weighted Average Life to Call (Years) (2)(4)	3.80	3.49	3.22	2.87	2.63

(1)
The final scheduled payment date is the January 2014 payment date; payment of interest and principal in full of the Class A-4 Notes on such date is guaranteed by the policy to the extent described in this free writing prospectus.

(2)
The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(3)	This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

(4)	This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

The Insurer

The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the sellers, the depositor, the sponsor, the issuing entity or the underwriters. No representations or warranty is made by the sellers, the depositor, the sponsor, the issuing entity or the underwriters with respect thereto.

Financial Security accepts no responsibility for the accuracy or completeness of this free writing prospectus, the prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the notes.

General

Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations — thereby enhancing the credit rating of those obligations — in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this free writing prospectus as "Holdings." Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

The principal executive offices of Financial Security are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Ratings

Financial Security's financial strength is rated "triple-A" by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Risk Factors — Ratings on the Class A Notes are dependent upon the insurer's creditworthiness" in this free writing prospectus.

Capitalization

The following table sets forth the capitalization of Financial Security and its subsidiaries as of September 30, 2006 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

September 30, 2006
(In thousands) (unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,595,873
Surplus Notes	108,850

Shareholder's Equity:
Common Stock	15,000
Additional Paid-In Capital	841,117
Accumulated Other Comprehensive Income (net of deferred income taxes)	115,008
Accumulated Earnings	2,111,417
Total Shareholder's Equity	3,082,542
Total Deferred Premium Revenue (net), Surplus Notes and Shareholder's Equity	$4,787,265

For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and its subsidiaries, and the notes thereto, incorporated by reference in this free writing prospectus. Financial Security's financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

Description of the Notes

General

The issuing entity will issue four classes of asset-backed notes. The notes will be designated the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively, the Class A Notes or the notes. The issuing entity will also issue the Class C certificate and the Class R certificate, collectively, the certificates. The certificates are not being offered under this free writing prospectus. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement. The following statements (together with the additional statements under "Description of the Transaction Documents" below and under "Description of the Securities" and "Description of the Transaction Documents" in the prospectus) summarize material terms and provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture described in the prospectus and, to the extent that those descriptions differ from the descriptions provided in this free writing prospectus, the descriptions in this free writing prospectus replace the descriptions in the prospectus.

The issuing entity will offer the Class A Notes in denominations of $100,000 and integral multiples of $1,000 in book-entry form only. The Class A Notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the Class A Notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg, société anonyme or in the Euroclear System in Europe. See "Description of the Securities — Book-Entry Registration" in the prospectus and Annex A to this free writing prospectus, which Annex A is an integral part of this free writing prospectus.

The Class A Notes will be issued in fully registered, certificated form, commonly called definitive notes, to the noteholders or their nominees, rather than to any clearing agency or its nominee, only if:

•
the issuing entity advises the indenture trustee in writing that the clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A Notes and the issuing entity is unable to locate a qualified successor with respect to which (unless an insurer default has occurred and is continuing) the insurer has provided its prior written consent;

•	the issuing entity, at its option, advises the indenture trustee that it elects to terminate the book-entry-system through the clearing agency; or

•
after the occurrence of an event of default under the indenture, the insurer (or if an insurer default has occurred and is continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes) advise the indenture trustee and the clearing agency through the clearing agency participants in writing that the continuation of a book-entry system through the clearing agency is no longer in the noteholders' best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders through clearing agency participants and the insurer of the occurrence of any such event and the availability of definitive notes. Upon surrender by the clearing agency of its notes and receipt of instructions for re-registration, the indenture trustee will reissue the Class A Notes as definitive notes.

Each noteholder will be deemed to have agreed by its acceptance of a note to hold in confidence all written information delivered or made available by or on behalf of the sponsor or the depositor to such person in connection with or pursuant to the sale and servicing agreement or any other trust document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified as being confidential information other than information (i) which was publicly known, or otherwise known to such person, at the time of disclosure (except pursuant to disclosure in connection with the sale and servicing agreement or any other trust document), (ii) which subsequently becomes publicly known through no act or omission by such person, or (iii) which otherwise becomes known to such person on a non-confidential basis; provided, that such source is not known by such person to be prohibited from transmitting the information to such person by a contractual or other obligation, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and all applicable regulations in effect from time to time, and, to the extent more exacting, its then customary procedures.

Notwithstanding the restrictions set forth in the prior paragraph, any noteholder may deliver copies of any financial statements and other documents whether or not constituting confidential information, and disclose other information, whether or not confidential information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds notes, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a note or any part thereof or participation therein who is subject to substantially similar confidentiality arrangements, (iv) any governmental authority, (v) the National Association of Insurance Commissioners or any similar organization, (vi) any nationally recognized rating agency in connection with the rating of the notes or (vii) any other person to which delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which that noteholder is a party, (d) in order to enforce that person's investment in any note or (e) otherwise, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and all applicable regulations; provided, that, prior to any disclosure, the noteholder will be required to inform each party that receives confidential information of the foregoing requirements and will be required to use its commercially reasonable best efforts to cause that party to comply with those requirements.

Payment Dates

Noteholders are entitled to receive, to the extent of Available Funds as further described in this free writing prospectus, interest and principal on the 15th day of each month or, if the 15th day is not a business day, on the next following business day. The first payment date will be April 16, 2007. Holders of record as of the business day immediately preceding each payment date, commonly known as a record date, will receive payments on that payment date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of Delaware, New Jersey or New York are authorized or obligated to be closed.

The final scheduled payment dates for the notes are as follows:

Class	Final Scheduled Payment Date
A-1	April 2008
A-2	November 2010
A-3	October 2011
A-4	January 2014

Payments of Interest

Interest on the notes will accrue during each interest accrual period at the applicable interest rate for each class of notes from and including the preceding payment date or, in the case of the first payment date, from and including the closing date, to but excluding the current payment date. The interest accruing during an interest accrual period will accrue on the outstanding principal amount of the notes as of the end of the prior payment date or, in the case of the first payment date, as of the closing date.

Amounts available under the policy are available to pay interest on the notes only to the extent that such interest is not paid from the Available Funds (as defined in the Glossary) or from amounts withdrawn from the spread account or the supplemental enhancement account.

For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the applicable interest rate. The amount of interest payable on the notes on each payment date will equal interest accrued during the related interest accrual period, plus any shortfall amount carried forward. Payments of interest shall be made in the order of priority described in this free writing prospectus under the heading "Description of the Transaction Documents— Distributions—Payment Date Payments". Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 23 days).

The indenture trustee will remit interest on the notes from the Available Funds after paying accrued and unpaid trustees' fees, the issuing entity's other administrative fees and the servicing fees. See "Description of the Transaction Documents — Distributions" in this free writing prospectus.

Payments of Principal

Principal payments equaling the Principal Payment Amount for the payment date will be due on each payment date as well as any unpaid portion of the Principal Payment Amount for a prior payment date.

The Class A Notes are sequential pay classes, which will receive the amount to be paid as principal to the Class A noteholders on each payment date, as described in this free writing prospectus under "Description of the Transaction Documents", as follows:

(1) first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

(2) once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

(3) once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

(4) once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

Principal payments will be due and payable on each payment date only to the extent of funds available for that purpose on that payment date; however, the outstanding principal amount of any class of notes, to the extent not previously paid, will be due and payable on the final scheduled payment date for that class of notes. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the related final scheduled payment date.

Amounts available from the spread account, the supplemental enhancement account (other than investment earnings on deposit therein) and under the policy will be made available for payments on the Class A Notes in the following circumstances:

•
from (i) the spread account, (ii) if the amount on deposit in the spread account is insufficient, the supplemental enhancement account and (iii) if the amount on deposit in the supplemental enhancement account is insufficient, the policy, to cover shortfalls in interest payments due on the Class A Notes on each payment date;

•
to the extent that the Overcollateralization Amount is less than zero, from (i) the spread account, (ii) if the amount on deposit in the spread account is insufficient, the supplemental enhancement account and (iii) if the amount on deposit in the supplemental enhancement account is insufficient, the policy, to pay the amount, if any, by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal on such payment date) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the remaining pre-funded amount, if any; and

•
from (i) the spread account, (ii) if the amount on deposit in the spread account is insufficient, the supplemental enhancement account and (iii) if the amount on deposit in the supplemental enhancement account is insufficient, the policy, to pay to the Class A noteholders the outstanding principal amount of each class of Class A Notes on their respective final scheduled payment dates.

The Spread Account Requisite Amount or the existence of the spread account or any other term or provisions of the spread account agreement may be amended, reduced or terminated by the insurer with the consent of the depositor, the collateral agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the collateral agent) and, if such amendment, modification, waiver or supplement would cause any amounts on deposit in the supplemental enhancement account to remain in such account for a longer period of time than would be the case in the absence of such amendment, modification, waiver or supplement or would cause any payment of principal or interest to the Class C certificateholder or any other amount owed to the Class C certificateholder to be reduced or delayed, with the consent of the Class C certificateholder, but without the consent of the Class A noteholders and without confirmation from the rating agencies that the then-current rating of the notes will not be qualified, reduced or withdrawn. Accordingly, Class A noteholders should not rely on the existence of the spread account as a source of funds for payment on the Class A Notes.

The supplemental enhancement account requisite amount or the existence of the supplemental enhancement account may be amended, reduced or terminated by the insurer and the Class C certificateholder without the consent of the trust collateral agent or the noteholders and without confirmation from the rating agencies that the then-current rating of the notes will not be qualified, reduced or withdrawn. Accordingly, Class A noteholders should not rely on the existence of the supplemental enhancement account as a source of funds for payment on the Class A Notes.

Mandatory Redemption

If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, the outstanding classes of notes will be redeemed in part on the payment date immediately following the end of the funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents—Distributions—Payment Date Payments" in this free writing prospectus.

Optional Redemption

The notes, to the extent still outstanding, may be redeemed by the Class R certificateholder (initially, the depositor) in whole, but not in part, on any payment date when the aggregate outstanding principal balance of the contracts has declined to 10% or less of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the initial pre-funded amount, as described in the prospectus under "Description of the Transaction Documents — Termination." This redemption will cause the early retirement of the notes. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

Notice of any optional redemption will be given by the Class R certificateholder to the indenture trustee who will in turn provide notice to the noteholders and certificateholders of record prior to the date of redemption.

Sale of Contracts

The servicer may, but is not obligated to, direct the issuing entity to sell contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuing entity; provided that the insurer shall have the right of first refusal to purchase such contracts. Delinquent contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date be sold by the issuing entity in this manner.

Events of Default

Events of default under the indenture will consist of:

•	a default in the payment of any interest on any note when due which default continues for five days;

•	a default in the payment of the Principal Payment Amount on the related final scheduled payment date of any class of Class A Notes;

•
so long as a default by the insurer under the policy has occurred and is continuing, a default in the observance or performance of any other covenant or agreement of the issuing entity made in the indenture which default continues for a period of thirty (30) days after written notice to the issuing entity;

•	so long as a default by the insurer under the policy has occurred and is continuing, specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

•
so long as a default by the insurer under the policy has not occurred and is not continuing, an Insurance Agreement Indenture Cross Default has occurred and is continuing under the insurance agreement pursuant to which the insurance policy was issued; and the insurer has delivered to the issuing entity, the indenture trustee and the rating agencies a written notice that an Insurance Agreement Indenture Cross Default constitutes an event of default under the indenture and that notice has not been rescinded.

If an event of default has occurred and is continuing, the indenture trustee, if a responsible officer thereof has actual knowledge or written notice thereof, must mail to each noteholder and certificateholder and the insurer notice of the event of default within 90 days after obtaining such knowledge or written notice.

Insurance Agreement Indenture Cross Defaults will consist of:

•	a demand for payment under the policy;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the sponsor or the depositor;

•
on any payment date, after taking into account the application of the sum of Available Funds for the related collection period plus the amounts available in the spread account and the amounts available in the supplemental enhancement account (exclusive of investment earnings) for such payment date, any amount listed in clauses 1 through 7 under "Description of the Transaction Documents — Distributions" in this free writing prospectus has not been paid in full within 30 days of the payment date or 10 days after the issuing entity and the sponsor have received written notice from the insurer, whichever occurs first;

•	the issuing entity becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

•	the notes not being treated as debt for federal or state income tax purposes and such characterization has a material adverse effect on the trust, the noteholders or the insurer; and

•
any failure to observe or perform in any material respect any other covenants or agreements in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuing entity and the indenture trustee by the insurer.

Notwithstanding anything to the contrary in the prospectus, upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default as the insurer, in its sole discretion, elects. The insurer also has the right to cause the trust collateral agent to deliver the proceeds of liquidation to the indenture trustee for distribution to noteholders and, to the extent funds are available therefor, to the Class C certificateholder. Following acceleration of the Class A Notes, principal payments will be made on the Class A Notes on a pro rata basis. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in Scheduled Payments covered by the policy. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See "The Policy" in this free writing prospectus.

Description of the Transaction Documents

The following statements (together with the additional statements under "Description of the Notes" above and under "Description of the Securities" and "Description of the Transaction Documents" in the prospectus) summarize the material terms and provisions of the purchase agreement, the subsequent transfer agreements, the indenture and the trust documents, which include the sale and servicing agreement and the trust agreement. The issuing entity has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement and will file final versions of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and forms of the subsequent transfer agreements on or after the closing date on a Form 8-K under the commission file number that will be established for the issuing entity.

These summaries do not claim to be complete and are subject to all the provisions of the purchase agreement, the subsequent transfer agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the prospectus, and to the extent that the description in the prospectus differs from the description in this free writing prospectus, the description in this free writing prospectus supersedes that description.

Assignment of Contracts

On or prior to the closing date, the sellers will enter into a purchase agreement and assignment with the depositor under which each seller will assign to the depositor, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement or the sale and servicing agreement), its entire interest in and to the initial contracts being sold by such seller and the other property related thereto. On or prior to the end of the funding period, the sellers will enter into one or more subsequent transfer agreements and subsequent assignments with the depositor under which each seller will assign to the depositor, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement or the sale and servicing agreement), its entire interest in and to the related subsequent contracts being sold by such seller and the other property related thereto. Under the purchase agreement and the assignment or each subsequent transfer agreement and subsequent assignment, as applicable, each seller will also assign, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement, each subsequent transfer agreement or the sale and servicing agreement), its security interest in the financed vehicles securing the contracts being sold by such seller and its rights to receive all payments on, or proceeds from the contracts to the extent paid or payable after the related cutoff date. Under the purchase agreement or each subsequent transfer agreement, as applicable, the sponsor will agree that, upon a breach of any representation or warranty under the trust documents which triggers the depositor's repurchase obligation, the trust collateral agent will be entitled to require the sponsor to repurchase the related contracts from the issuing entity. The issuing entity's rights under the purchase agreement and each subsequent transfer agreement will constitute part of the issuing entity's property and may be enforced directly by the trust collateral agent and the insurer. In addition, the issuing entity will pledge those rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

On the closing date the depositor will assign to the issuing entity, without recourse, the depositor's entire interest in the initial contracts and the proceeds, including its security interest in the related financed vehicles. Each initial contract transferred by the depositor to the issuing entity will be identified in a contract schedule appearing as an exhibit to the trust documents. On each subsequent transfer date the depositor will assign to the issuing entity, without recourse, the depositor's entire interest in the related subsequent contracts and the proceeds, including its security interest in the related financed vehicles. Each subsequent contract transferred by the depositor to the issuing entity will be identified in a contract schedule appearing as an exhibit to the related subsequent transfer agreement.

Accounts

The sponsor will instruct each obligor to make payments on the contracts after the related cutoff date directly to one or more post office boxes or other mailing locations maintained by a lockbox bank. The servicer will establish and maintain at least one lockbox account that is a segregated account with a bank or banks acceptable to the insurer, in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments received by the servicer within two business days of receipt. The issuing entity will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in a lockbox account will be transferred within two business days of deposit. The collection account may be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to the insurer. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts to a bank whose deposits have an acceptable rating.

Each account established under the trust documents will be:

•	a segregated trust account maintained with a depository institution; or

•
a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by S&P and "P-1" by Moody's.

In either case, such depository institution or trust company shall have been approved by the insurer (or if an insurer default has occurred and is continuing or the policy has expired in accordance with its terms, by the indenture trustee, at the direction of the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes and the Class C certificateholder (so long as the Class C certificate is outstanding)).

On the closing date, the issuing entity will deposit the initial pre-funded amount, equaling approximately $78,536,059 (which represents approximately 15.96% of the total contract pool), in the pre-funding account. The pre-funding account will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of:

•	the date on which the amount on deposit in the pre-funding account is less than $100,000;

•	the date on which an event of default occurs under the indenture; or

•	June 22, 2007.

As of any date, the pre-funded amount will equal the initial pre-funded amount, as reduced during the funding period by the purchase of subsequent contracts. The sponsor expects that the pre-funded amount will be used to acquire subsequent contracts on or prior to June 22, 2007 and that the pre-funded amount will be reduced to less than $100,000 on or before June 22, 2007. The issuing entity will pay the noteholders then entitled to receive principal payments any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is:

•	the payment date in April 2007, if the last day of the funding period occurs in March 2007;

•	the payment date in May 2007, if the last day of the funding period occurs in April 2007;

•	the payment date in June 2007, if the last day of the funding period occurs in May 2007; or

•	the payment date in July 2007.

Servicing Compensation and Trustees' Fees

The servicer will receive a basic servicing fee on each payment date, which equals the product of 1/12th of 1.75% times the sum of the aggregate principal balance of the contracts as of the close of business on the last day of the second immediately preceding calendar month or, with respect to the first payment date, the aggregate principal balance of the contracts as of the initial cutoff date, plus, without duplication, the aggregate principal balance of any subsequent contracts (as of the related subsequent cutoff date) purchased since the immediately preceding payment date, or, with respect to the first payment date, the aggregate principal balance of any subsequent contracts purchased prior to the first payment date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the contracts (other than fees or expenses related to extensions, rebates or adjustments), and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

These servicer functions include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the contracts;

•	investigating delinquencies;

•	paying the disposition costs of defaulted accounts;

•	policing the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuing entity and the insurer with respect to distributions; and

•	generating federal income tax information.

The basic servicing fee will also be applied by the servicer to reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs;

•	costs associated with maintaining bank accounts that are necessary to service the contracts; and

• other costs incurred with administering the contracts.

On each payment date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee, backup servicer and trust collateral agent during the prior calendar month. On each payment date, the custodian will receive a fee, in an amount agreed upon by the custodian and the servicer, for its services as custodian during the prior calendar month. The issuing entity will pay all these fees from amounts held in the collection account.

On each payment date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month. The servicer, and not the issuing entity, will be obligated to pay the owner trustee fees.

Distributions

Servicer's Certificates

On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the trust collateral agent, the depositor, each rating agency, the issuing entity, the backup servicer and the insurer specifying, among other things:

•	the amount of aggregate collections on the contracts; and

•	the aggregate purchase amount of contracts to be purchased by the depositor and the sponsor in the preceding collection period.

Based solely on the information contained in the servicer's certificate, on each determination date when there is a deficiency claim amount the trust collateral agent will deliver to the collateral agent and the insurer, a deficiency notice specifying the deficiency claim amount for the related payment date. No deficiency claim amount shall be payable with respect to principal on the Class A Notes except to the extent that (x) the Overcollateralization Amount is less than zero or (y) any Class A Note has not been paid in full on its respective final scheduled payment date. The deficiency notice will direct the collateral agent to remit the deficiency claim amount to the collection account from amounts on deposit in the spread account maintained for the insurer's benefit. If the amounts, if any, on deposit in the spread account are not sufficient, the trust collateral agent will remit the remaining deficiency claim amount to the collection account from amounts on deposit in the supplemental enhancement account (exclusive of investment earnings). If the funds in the spread account and the supplemental enhancement account are not sufficient, the trust collateral agent will remit the Policy Claim Amount (as defined under "The Policy") received from the insurer, if any, with respect to such payment date.

The determination date for any calendar month is the fourth business day preceding the payment date.

Payment Date Payments

On each payment date, the trust collateral agent, based on the monthly servicer's certificate prepared by the servicer, will make the following payments from Available Funds in the following order of priority (based solely upon the information provided to it by the servicer in the servicer’s certificate):

1.	to the sponsor, any participation fees due to dealers with respect to the contracts during the related calendar month or any such fees which remain unpaid from prior calendar months;

2.
to the servicer, the servicing fee and the supplemental servicing fee, if any, for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

3.	to the indenture trustee, the backup servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, backup servicer fees and custodian fees, respectively;

4.	to the Class A noteholders, the Class A Noteholders' Interest Payment Amount;

5.	to the Class A noteholders, the Class A Noteholders' Principal Payment Amount;

6.	to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

7.	to the insurer, any accrued and unpaid premium;

8.
to the Class C certificateholder, the accrued interest on the Class C certificate for the current accrual period plus the investment earnings on amounts on deposit in the supplemental enhancement account;

9.
to the collateral agent, for deposit in the supplemental enhancement account, reimbursement for any previous unreimbursed withdrawals from such account (other than amounts withdrawn and distributed to the Class C certificateholder on current and prior payment dates as investment earnings on amounts on deposit in the supplemental enhancement account pursuant to clause 8 above and on prior payment dates as a reduction of principal pursuant to clause 15 below);

10.
to the trust collateral agent, the indenture trustee, the backup servicer and the custodian all reasonable out-of-pocket expenses and indemnity amounts incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

11.
to the backup servicer, system conversions expenses and any other costs incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

12.	to the collateral agent for deposit in the spread account, any remaining Available Funds;

13.
to the Class A noteholders, until the Overcollateralization Amount is equal to the Required Overcollateralization Target, from releases from the spread account, in reduction of the outstanding aggregate principal amount thereof, in accordance with the priorities set forth below for the distribution of the Class A Noteholders' Principal Payment Amount;

14.
to the Class C certificateholder, from releases from the spread account, to pay any accrued and unpaid interest on the Class C certificate and any supplemental interest that may be due and payable thereon as of such payment date;

15.
to the Class C certificateholder, an amount (without duplication) from the supplemental enhancement account equal to the excess of the Total Enhancement Amount over the Required Total Enhancement Amount, after distributions pursuant to clauses 1 through 14 above, until the principal balance of the Class C certificate is reduced to zero and, without duplication, any Class C principal deficiency amounts have been paid; and

16.
after the distributions pursuant to clauses 1 through 15 have been made, first, to the Class C certificateholder, from any remaining amounts released from the spread account, any amounts due and unpaid on the Class C certificate, and second, to the Class R certificateholder, any remaining amounts released from the spread account.

The Class A Noteholders' Principal Payment Amount and any payments made pursuant to clause 13 above will be applied on each payment date (i) to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) once the outstanding principal amount of the Class A-1 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) once the outstanding principal amount of the Class A-2 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) once the outstanding principal amount of the Class A-3 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-4 Notes to zero.

If the notes are accelerated following an event of default under the indenture, amounts collected or otherwise available for distribution will be distributed in the order described above; provided, that Class A noteholders will receive principal distributions on a pro rata basis rather than in a "sequential pay" fashion.

After considering all distributions made pursuant to clauses 1 through 12 above on each payment date, amounts in the spread account (including amounts deposited into the spread account pursuant to clause 12 above) on that payment date exceeding the required balance for that payment date will be released first, to the Class A noteholders as a further reduction of the aggregate outstanding principal amount of the Class A Notes until the Overcollateralization Amount is equal to the Required Overcollateralization Target, second, to the Class C certificateholder to pay any accrued and unpaid interest and any supplemental interest on the Class C certificate and third, if the Total Enhancement Amount exceeds the Required Total Enhancement Amount after the distributions pursuant to clauses 1 through 15 have been made, first, to the Class C certificateholder, to pay any amounts due and unpaid on the Class C certificate, and second, to the Class R certificateholder, in each case, without the noteholders' consent.

Policy Payment Date Payments

In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a payment date are insufficient to fully fund the amounts described in clauses 1 through 7 under "—Payment Date Payments" above, the trust collateral agent shall request the deficiency claim amount from the spread account and, if amounts on deposit in the spread account are insufficient, from the supplemental enhancement account, for application on such payment date in accordance with the priorities of such clauses. No deficiency claim amount shall be paid for any principal payable pursuant to clause 5 under "—Payment Date Payments" above except to the extent that (x) the Overcollateralization Amount is less than zero, or (y) any Class A Note has not been paid in full on its respective final scheduled payment date.

Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of: (i) Available Funds with respect to a payment date, plus (ii) the amounts on deposit in the spread account and the supplemental enhancement account (after taking into account distributions to be made to satisfy the amounts described in clauses 1, 2 and 3 under "—Payment Date Payments" above and exclusive of investment earnings on the supplemental enhancement account), is insufficient to fully fund (a) the amount described in clause 4 under "—Payment Date Payments" above, (b) the amount by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account and the supplemental enhancement account, if any) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus any remaining pre-funded amount, and (c) solely with respect to a payment date that is a final scheduled payment date for the related class of Class A Notes, the amount related to such Class A Notes as described in clause 5 under "—Payment Date Payments" above, the trust collateral agent shall furnish to the insurer no later than 12:00 noon New York City time on the third business day prior to the payment date a completed notice of claim for the Policy Claim Amount. The insurer will deposit the amounts it will pay under the notice into the policy payment account for payment on the related payment date.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority.

Fee	General Purpose of the Fee	Amount or Calculation of Fee
1. Servicer Fee	Compensation to the servicer for services provided pursuant to the transaction documents.
The product of one-twelfth times 1.75% times the sum of the aggregate principal balance of the contracts as of the close of business on the last day of the second immediately preceding calendar month or, with respect to the first payment date, the aggregate principal balance of the contracts as of the initial cutoff date, plus, without duplication, the aggregate principal balance of any subsequent contracts (as of the related subsequent cutoff date) purchased since the immediately preceding payment date, or, with respect to the first payment date, the aggregate principal balance of any subsequent contracts purchased prior to the first payment date.

2. Supplemental Servicing Fee	Reimbursement to servicer for certain administrative fees, expenses and charges paid by or on behalf of related obligors on the contracts.
An amount equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including, without limitation, any late fees, prepayment fees and liquidation fees collected on the contracts during the preceding calendar month (but excluding any fees or expenses related to extensions, rebates or adjustments).

3. Custodian Fee	Compensation to the custodian for services provided pursuant to the transaction documents.
The greater of (i) the product of one-twelfth times 0.02% of the aggregate principal balance of the contracts as of the opening of business on the first day of the related calendar month or (ii) $1,000.

4. Trustee and Trust Collateral Agent Fee	Compensation to the trustee, in its capacities as trustee, trust collateral agent and collateral agent, for services provided pursuant to the transaction documents.	The greater of (i) the product of one-twelfth times 0.003% of the principal amount of the Class A notes or (ii) $250.

5. Backup Servicer Fee	Compensation to the backup servicer for services provided pursuant to the sale and servicing agreement.	The greater of (i) the product of one-twelfth times 0.01% of the aggregate principal balance of the contracts as of the opening of business on the first day of the related calendar month or (ii) $750.

6. Insurance Premium	Payments to the insurer pursuant to the insurance agreement for providing the policy.	The product of one-twelfth times 0.140% of the principal amount of the Class A notes.

Statements to Noteholders

On or prior to each payment date, the trust collateral agent will make available on its website at www.CTSLink.com, a statement which shall be accessible to the noteholders, each rating agency, the Class C certificateholder and the insurer detailing information required under the trust documents. These statements will be based solely on the information in the related servicer's certificate. Assistance in using the website can be obtained by calling the trust collateral agent at (301) 815-6600. Such parties that are unwilling or unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. With the prior written consent of the insurer (such consent not to be unreasonably withheld), the trust collateral agent shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust collateral agent shall provide timely and adequate notification to all above parties regarding any such changes. Each statement that the indenture trustee delivers to the noteholders will include at least the following information regarding the notes on the related payment date so long as such information is reported to it by the Servicer:

(a)	the amount of the payment(s) allocable to interest in the aggregate and with respect to each class of notes and the Class C certificate;

(b)
the amount of the payment(s) allocable to principal in the aggregate and with respect to each class of notes and the Class C certificate, including, separately, the amount of any accelerated principal paid to each class of notes from amounts released from the spread account;

(c)	the amount of the payment to the Class A noteholders, if any, under the policy;

(d)
the aggregate outstanding principal amount of the notes in the aggregate and with respect to each class of notes and the Class C certificate, after considering all payments reported under (b) above on that date;

(e)	the shortfall in any interest payment or principal payment due to the noteholders and the Class C certificateholder, if any, and the change in those amounts from the preceding statement;

(f)	the dealer participation fees, the servicing fees and the backup servicer fees paid for the related calendar month;

(g)	the amounts on deposit in the spread account and the supplemental enhancement account;

(h)	the amount paid to the insurer for the related calendar month;

(i)	during the funding period, the amount, if any, remaining on deposit in the pre-funding account; and

(j)	the amount of losses and delinquencies with respect to the contracts.

Each amount described in subclauses (a), (b), (d) and (e) for the notes will be expressed as a dollar amount per $1,000 of the notes' or Class C certificate’s, as applicable, initial principal amount.

See "—General" above and "Description of the Securities — Reports to Securityholders" and "Description of the Securities" in the prospectus.

The noteholders will not receive a separate notification when changes are made to the contract pool, such as when subsequent contracts are sold to the issuing entity during the funding period or when contracts are removed from the contract pool pursuant to the provisions of the transaction documents providing for the sale of certain contracts or the repurchase of contracts upon breaches of representations or warranties. However, filings detailing the contract pool composition will be filed periodically on Form 10-D under the commission file number that will be established for the issuing entity.

After the end of each calendar year, within the required time period, the trust collateral agent will furnish to each person who at any time during the calendar year was a noteholder and received any payment thereon:

•	a statement as to the aggregate amounts of interest and principal paid to the noteholder; and

•	other information as is deemed necessary or as may be required by law to enable the noteholder to prepare its tax returns.

Credit Support

The insurer will require the issuing entity to increase and maintain credit support at a level it establishes with respect to the amounts required to be on deposit at any time in the spread account and the supplemental enhancement account, each of which is a cash reserve account, and with respect to the Required Overcollateralization Target. No assurance can be given that sufficient funds will be available from the spread account or the supplemental enhancement account on any payment date to cover shortfalls in required payments. The insurer may permit the required amounts to be on deposit in the spread account or the supplemental enhancement account or the Required Overcollateralization Target to reduce, or "step down," over time, without the consent of the noteholders.

Spread Account

On each payment date, the trust collateral agent will deposit amounts into the spread account from the contract payments as described under "—Distributions" above. Amounts, if any, on deposit in the spread account on a payment date will be available to fund, among other things, any shortfall in Available Funds necessary to make required payments on the Class A Notes on the payment date, to the extent provided in the spread account agreement. To the extent that the funds on deposit in the spread account (including amounts deposited into the spread account pursuant to clause 12 under "—Distributions" above) on any payment date, together with the funds on deposit in the supplemental enhancement account and the Overcollateralization Amount, in each case after giving effect to all payments made pursuant to clauses 1 through 12 under "—Distributions" above on the payment date, are in excess of the Required Total Enhancement Amount for the payment date such excess funds will be released from the spread account first, to the Class A noteholders as a further reduction of the aggregate outstanding principal amount of the Class A Notes until the Overcollateralization Amount is equal to the Required Overcollateralization Target, second, to the Class C certificateholder to pay any accrued and unpaid interest and any supplemental interest on the Class C certificate and third, if the Total Enhancement Amount exceeds the Required Total Enhancement Amount after the distributions pursuant to clauses 1 through 15 under "—Distributions" above have been made, first, to the Class C certificateholder to pay any amounts due and unpaid on the Class C certificate, and second, to the Class R certificateholder, in each case, without the noteholders' consent.

On any payment date on which a Trigger Event has occurred and is continuing, the Spread Account Requisite Amount may be increased. Trigger Events and the Spread Account Requisite Amount may be amended, increased, reduced or terminated by the insurer, the trust collateral agent and the depositor without the consent of the indenture trustee or the noteholders so long as certain insurer defaults shall not have occurred and be continuing. Accordingly, Class A noteholders should not rely on the existence of the spread account as a source of funds for payment on the Class A Notes.

In addition, the depositor, the insurer and the trust collateral agent may amend the spread account agreement, with the consent of the Class C certificateholder if such amendment, modification, waiver or supplement would cause any amounts on deposit in the supplemental enhancement account to remain in such account for a longer period of time than would be the case in the absence of such amendment, modification, waiver or supplement or would cause any payment of principal or interest to the Class C certificateholder or any other amount owed to the Class C certificateholder to be reduced or delayed, with the consent of the Class C certificateholder, in any respect, including, without limitation:

•	reducing or eliminating the required balance; and/or

•	reducing or eliminating the spread account funding requirements.

The trust collateral agent shall not withhold or delay its consent to any amendment not adversely affecting the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account's depletion or any reduction or elimination of the supplemental enhancement account funding requirements or the supplemental enhancement account's depletion, on each payment date the insurer must fund the full amount of each scheduled interest payment required to be paid on that payment date and, to the extent the Overcollateralization Amount is less than zero, the amount by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account and/or the supplemental enhancement account) exceeds the aggregate outstanding principal balance of the contracts as of the last day of the related collection period, and on the final scheduled payment date for any class of Class A Notes the insurer must fund the outstanding principal amount of that class of Class A Notes, in each case, which would not be paid in the absence of a policy payment. If the insurer breaches its obligations, the Class A noteholders will bear any losses on the contracts.

Supplemental Enhancement Account

On the closing date, the issuing entity will fund the supplemental enhancement account with an initial cash deposit. On each subsequent payment date, the trust collateral agent will deposit additional amounts into the supplemental enhancement account from the contract payments as described under "—Distributions" above. Amounts, if any, on deposit in the supplemental enhancement account (exclusive of investment earnings) on a payment date will be available to fund the shortfall to the extent that Available Funds and amounts on deposit in the spread account are insufficient to make required payments on the Class A Notes on the payment date, to the extent provided in the sale and servicing agreement. Amounts on deposit in the supplemental enhancement account (including amounts deposited into the supplemental enhancement account pursuant to clause 9 under "—Distributions" above) on any payment date, after giving effect to all payments made pursuant to clauses 1 through 12 under "—Distributions" above on that payment date, together with funds in the spread account and any Overcollateralization Amount in excess of the Required Total Enhancement Amount for that payment date will be released to the Class C certificateholder to the extent necessary to make payments pursuant to clause 15 under "—Distributions" above.

On any payment date on which a Trigger Event has occurred and is continuing, the amount required to be on deposit in the supplemental enhancement account may be increased. The amount required to be on deposit in the supplemental enhancement account may be amended, increased, reduced or terminated by the insurer and the Class C certificateholder without the consent of the trust collateral agent or the noteholders so long as certain insurer defaults shall not have occurred and be continuing. Accordingly, Class A noteholders should not rely on the existence of the supplemental enhancement account as a source of funds for payment on the Class A Notes.

Overcollateralization

Overcollateralization will exist on any payment date when the sum of the aggregate outstanding principal balance of the contracts plus the remaining pre-funded amount, if any, exceeds the principal amount of the notes, after making all payments on that date. As of the closing date the overcollateralization amount will be an amount equal to approximately 1.25% of the sum of the aggregate principal balance of the initial contracts and any amounts on deposit in the pre-funding account, and the sale and servicing agreement will require that the overcollateralization amount be increased to, and then maintained at, the Required Overcollateralization Target.

The Required Overcollateralization Target on any payment date will be equal to the greater of (i) the Required Total Enhancement Amount minus the sum of the amount on deposit in the spread account and the Supplemental Enhancement Account Required Balance and (ii) 1.00% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount. The Required Overcollateralization Target may be amended, reduced, increased or terminated by the insurer and the depositor without the consent of the trust collateral agent or the noteholders so long as certain insurer defaults shall not have occurred and be continuing.

The increase to, and maintenance of, the required overcollateralization target will be accomplished by the payment of monthly excess cashflow to the Class A Notes to reduce the principal amount of the outstanding class or classes of notes then entitled to principal payments until the target is reached, as described in clause 13 under "—Distributions " above.

Servicer Termination Event

The occurrence and continuation of any of the following events will constitute a servicer termination event under the sale and servicing agreement:

•
the servicer's or, for so long as the sponsor is the servicer, the depositor's, failure to deliver any required payment to the trust collateral agent for distribution to the noteholders or the Class C certificateholder or deposit in the spread account or the supplemental enhancement account any proceeds or payment required to be so delivered under the terms of the notes, the certificates, the purchase agreement, any subsequent transfer agreement or the sale and servicing agreement, which failure continues unremedied for two business days after written notice from the trust collateral agent or the insurer to the servicer or discovery by the servicer (but in no event later than five business days after the servicer is required to make such deposit);

•
the servicer's failure to deliver the servicer's certificate within one business day of the date such certificate is required to be delivered; or failure to deliver the annual compliance report or the annual accountant's report within five days after the due date for those reports;

•
the servicer's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement or, for so long as the sponsor is the servicer, the depositor's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement;

•
the servicer's or, for so long as the sponsor is the servicer, the depositor's, failure to observe or perform in any material respect any other covenant or agreement under the notes, the certificates, the sale and servicing agreement or the purchase agreement or any subsequent transfer agreement which failure continues unremedied for 30 days after the trust collateral agent or the insurer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after 25% of the noteholders gives the servicer written notice;

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, for so long as the sponsor is the servicer, the depositor, or actions by the servicer or, for so long as the sponsor is the servicer, the depositor, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•
any servicer or, for so long as the sponsor is the servicer, any depositor, representation, warranty or statement that is proved incorrect and which has a material adverse effect on the issuing entity, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the trust collateral agent or the insurer gives the servicer written notice of such breach, or if an insurer default has occurred and is continuing, 30 days after the Class A noteholders evidencing not less than 25% of the principal amount of the Class A Notes or the Class C certificateholder give the servicer written notice;

•	so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer's term;

•	an event of default under the insurance agreement under which the policy was issued shall have occurred; or

•	a claim is made under the policy.

A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

(a)	the insurer fails to make a required policy payment;

(b)	the insurer:

•
files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	makes a general assignment for the benefit of its creditors; or

•
has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)	enters a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

•	authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

Rights Upon Servicer Termination Event

If a servicer termination event has occurred and remains unremedied:

•
provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement; or

•
if an insurer default has occurred and is continuing, then the majority of the holders of Class A Notes and the Class C certificateholder, acting together, may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

Following the servicer's termination, the backup servicer or any other successor servicer that the insurer (so long as no insurer default has occurred and is continuing) appoints, will succeed to all the responsibilities, duties, and obligations of the servicer.

Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer's duties. See "Risk Factors — Transfer of servicing may reduce or delay payments to you" in the prospectus.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under "Description of the Transaction Documents — Waiver of Past Defaults" in the prospectus, the insurer may (provided no insurer default has occurred and is continuing), on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and its consequences. No waiver will impair the insurer's or the noteholders' rights with respect to subsequent defaults.

Trustees

Replacement of Owner Trustee

The owner trustee may resign at any time under the trust agreement upon 60 days notice. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor, with the consent of the insurer, so long as an insurer default shall not have occurred and be continuing, may remove the owner trustee. Upon the owner trustee's resignation or removal, the depositor shall promptly appoint a successor owner trustee.

Replacement of Indenture Trustee

Under the indenture, the indenture trustee may resign subject to the limitations set forth in the indenture. Additionally, the issuing entity may and shall, at the direction of the insurer, so long as an insurer default shall not have occurred and be continuing, remove the indenture trustee if:

•	at any time, the indenture trustee shall cease to be eligible under the indenture;

•
a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the indenture trustee or for any substantial part of the indenture trustee's property, or ordering the winding-up or liquidation of the indenture trustee's affairs;

•
an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the indenture trustee and such case is not dismissed within 60 days;

•
the indenture trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the indenture trustee or for any substantial part of the indenture trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the indenture trustee otherwise becomes incapable of acting.

If the indenture trustee resigns or is removed or if a vacancy exists for any reason, the issuing entity shall promptly appoint a successor indenture trustee and trust collateral agent acceptable to the insurer (so long as an insurer default shall not have occurred and be continuing). If a successor indenture trustee does not take office within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the insurer (so long as no insurer default has occurred and is continuing) or (if an insurer default has occurred and is continuing) the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes and the Class C certificateholder (so long as the Class C certificate is outstanding), acting together, may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

Amendment

Notwithstanding anything to the contrary described under "Description of the Transaction Documents — Amendment" in the prospectus, the depositor, the servicer, the issuing entity and the trust collateral agent may amend the sale and servicing agreement, with the consent of the insurer, so long as no insurer default has occurred and is continuing, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of noteholders or the Class C certificateholder; provided, however, that no such amendment will:

•
increase or reduce in any manner, or accelerate or delay the timing of or change the allocation or priority of, collections of payments on contracts or payments that are required to be made for the benefit of the noteholders or the Class C certificateholder or change the applicable note rate or Class C certificate rate, without the consent of each affected noteholder and certificateholder affected thereby;

•
reduce the percentage of the noteholders or Class C certificateholder required to consent to any amendment or eliminate the right of the noteholders or the Class C certificateholder; to consent to changes, without the consent of each affected noteholder or certificateholder;

•	result in a downgrade or withdrawal of then current rating of the notes, without the consent of each noteholder; or

•
reduce or change the priority of payments payable to the Class C certificateholder or accelerate or postpone the scheduled date of payment payable to the Class C certificateholder, without the consent of the Class C certificateholder.

In addition, without the consent of any noteholders but with the consent of the insurer, unless an insurer default shall have occurred and be continuing, and with prior notice to the rating agencies and the Class C certificateholder by the issuing entity, as evidenced to the indenture trustee, the issuing entity and the indenture trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

•
to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

•
to evidence the succession, in compliance with the applicable provisions thereof, of another person to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity contained therein and in the notes and the Class C certificate;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders and the Class C certificateholder, or to surrender any right or power conferred upon the issuing entity;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•
to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action shall not adversely affect in any material respect the interests of the noteholders as evidenced by confirmation from each rating agency that such supplemental indenture will not result in the reduction or withdrawal of the then current ratings of the notes;

•
to evidence and provide for the acceptance of the appointment thereunder by a successor indenture trustee with respect to the notes and the Class C certificate and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

•
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

The issuing entity and the indenture trustee may also, with prior notice to the rating agencies and with the consent of the insurer (or, if an insurer default shall have occurred and be continuing, the Class A noteholders representing more than 50% of then outstanding principal amount of the Class A Notes and the Class C certificateholder, if affected thereby) enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders or the Class C certificateholder under the indenture; provided, however, that, subject to the express rights of the insurer under the trust documents, no such supplemental indenture shall, without the consent of each affected noteholder and, if the result of such supplemental indenture is to reduce or change the priority of payments payable to the Class C certificateholder or to accelerate or postpone the scheduled date of any payment payable to the Class C certificateholder, the Class C certificateholder:

•
change the date of payment of any installment of principal of or interest on any note or the Class C certificate, or reduce the principal amount thereof, the applicable interest rate thereon or the redemption price with respect thereto, change the provision of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust assets to payment of principal of or interest on the notes or the Class C certificate, or change any place of payment where, or the coin or currency in which, any note or the Class C certificate or the interest thereon is payable;

•
impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes or the Class C certificate on or after the respective due dates thereof (or, in the case of redemption, on or after the date of redemption);

•
reduce the percentage of the outstanding principal amount of the notes or the principal balance of the Class C certificate, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

•
reduce the percentage of the outstanding principal amount of the notes or the principal balance of the Class C certificate required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust assets;

•
modify any provision of the amendment section of the indenture except to increase any percentage specified therein or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of each affected noteholder or Class C certificateholder (so long as the Class C certificate are outstanding);

•
modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note or the Class C certificate on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder or Class C certificateholder of the security provided by the lien of the indenture.

The Policy

The following statements summarize the material terms of the policy. This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

Simultaneously with the issuance of the notes, the insurer will deliver the policy to the trust collateral agent for the benefit of each holder of a Class A Note. Under the policy, the insurer unconditionally and irrevocably guarantees to the trust collateral agent for the benefit of each Class A noteholder the full and complete payment of (i) the Scheduled Payments (as defined below) with respect to the Class A Notes; and (ii) any Scheduled Payments which subsequently are avoided in whole or in part as a preference payment under applicable law.

"Scheduled Payments" means, with respect to each payment date, the payments to be made to the Class A noteholders in an aggregate amount equal to (i) the Class A Noteholders' Interest Payment Amount (as defined in the Glossary) and the Noteholders' Remaining Parity Deficit Amount (as defined in the Glossary), and (ii) on each payment date which is a final scheduled payment date for a class of Class A Notes, the then outstanding principal amount of that class of Class A Notes, in each case in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the indenture, or the sale and servicing agreement except amendments or modifications to which the insurer has given its prior written consent; provided, however, that Scheduled Payments shall not include (x) any portion of the Class A Noteholders' Interest Payment Amount due to Class A noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer or (y) any portion of the Class A Noteholders' Interest Payment Amount due to Class A noteholders representing interest on any Interest Carryover Shortfall with respect to the Class A Notes, unless, in each case, the insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments do not include payments that become due on an accelerated basis as a result of (a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless, in each case, the insurer elects, in its sole discretion, to pay such amount on an accelerated basis in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum (other than Scheduled Payments as defined above) payable by the trust by reason of any default or event of default in respect of the Class A Notes, nor shall Scheduled Payments include, nor shall coverage be provided under the policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A noteholder.

"Policy Claim Amount" means, on any payment date, the Scheduled Payments for such payment date minus the sum of (x) Available Funds remaining on deposit with the trust collateral agent after the payment of items 1 through 3 under the caption "Description of the Transaction Documents—Distributions—Payment Date Payments" and (y) without duplication, (1) the amount remaining on deposit in the spread account on such payment date after taking into account any prior withdrawals therefrom and (2) the amount remaining on deposit in the supplemental enhancement account (other than investment earnings) on such payment date after taking into account any prior withdrawals therefrom.

Payment of claims on the policy made in respect of the Scheduled Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the payment date on which such payment was due on the notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the insurer from the trust collateral agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that a Class A noteholder is required to return the amount of any Scheduled Payments paid with respect to the Class A Notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A noteholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the insurer will have Received written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any Class A noteholder directly (unless a Class A noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for payment to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each Class A noteholder in the conduct of any proceeding with respect of a preference claim.

The terms "Receipt" and "Received" with respect to the policy, shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the trust collateral agent and the trust collateral agent may submit an amended notice.

Under the policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, the State of New Jersey, the State of Delaware, the city in which the corporate trust office of the trust collateral agent or the owner trustee is relocated subject to prior written notice with respect to such address to the noteholders, the servicer and the insurer or any other location of any successor servicer, successor indenture trustee, successor trust collateral agent or successor owner trustee are authorized or obligated by law or executive order to be closed.

The insurer's obligations under the policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the policy whether or not such funds are properly applied by the trust collateral agent.

The insurer shall be subrogated to the rights of each Class A noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

The insurer shall not be required to make any payment to the extent that any force majeure event or governmental act prevents the insurer from performing its obligations under the policy or such performance is otherwise rendered impossible, in which event the insurer agrees to (i) use commercially reasonable efforts to perform its obligations under the policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and claims against the insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to payment in full of all Scheduled Payments with respect to the Class A Notes. The policy is governed by the laws of the State of New York.

The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Material Federal Income Tax Consequences

You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences" in the prospectus. The discussion in this free writing prospectus and in the prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this free writing prospectus and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the notes as other than capital assets may be subject to special rules that are not discussed below or in the prospectus. You are encouraged to consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuing Entity

Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuing entity will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

The Internal Revenue Service, the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the depositor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. See "Material Federal Income Tax Consequences — Debt Securities" in the prospectus.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

Possible Alternative Characterization of the Notes

Although, as described above, it is tax counsel's opinion that, for federal income tax purposes, the Class A Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more classes of the notes did not represent indebtedness for federal income tax purposes, the holders of such class of notes would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If such noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuing entity will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "—Other Matters" below.

Discount and Premium

We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences—Discount and Premium—Original Issue Discount" in the prospectus. The prepayment assumption that will be used to calculate accruals of original issue discount, if any, is 1.7 ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Internal Revenue Code of 1986, the Code. See "Material Federal Income Tax Consequences—Discount and Premium—Market Discount" in the prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences—Discount and Premium—Premium" in the prospectus.

Sale or Redemption of Notes

If a note is sold or retired, the depositor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Consequences—Debt Securities—Sale or Exchange of Debt Securities" in the prospectus.

Other Matters

For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences—Backup Withholding and Information Reporting" and "—Foreign Investors—Grantor Trust Securities and Debt Securities" in the prospectus and Annex A of this free writing prospectus.

State and Local Tax Consequences

You are encouraged to consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of investment in the notes.

ERISA Considerations

The Class A Notes may be purchased by pension, profit sharing and other employee benefit plans as described in the prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Notes." The Class A Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, even if the Class A Notes are treated as debt, the acquisition or holding of the Class A Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited purchase from or loan to a party in interest or disqualified person with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the Class A Notes will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by (i) a Department of Labor prohibited transaction class exemption or (ii) the statutory exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction.

Any plan fiduciary considering the purchase of a Class A Note may wish to consult with its counsel as to the potential applicability of ERISA and the Code, including the prohibitions against fiduciary conflicts of interest, to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

The sale of Class A Notes to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Legal Proceedings

As a consumer finance company, the sponsor is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against the sponsor could take the form of class action complaints by consumers. As the assignee of automobile contracts originated by dealers, the sponsor may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. The sponsor believes that it has taken prudent steps to address and mitigate the litigation risks associated with its business activities. See "Risk Factors — Pending litigation and injunctions may adversely affect the sponsor."

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, the sponsor and its affiliates have business relationships and agreements with affiliates of the underwriters, the owner trustee and the indenture trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm's length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust, the indenture trustee or the backup servicer. However, the owner trustee and one or more of its affiliates may from time to time engage in arm's length transactions with the depositor, the sponsor, the indenture trustee, the backup servicer or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of contracts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of contracts.

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of contracts.

The depositor or the sponsor may use the net proceeds to pay its debt, including "warehouse" debt secured by the contracts prior to their sale to the issuing entity. This warehouse debt may have been owed to either underwriter or its respective affiliates. No expenses incurred by the sponsor in connection with the selection or acquisition of the contracts will be paid from the offering proceeds.

Ratings

It is a condition to the notes' issuance that the Class A-1 Notes be rated "A-1+" by Standard & Poor's Ratings Services, S&P, "P-1" by Moody's Investors Service, Inc., Moody's and, together with S&P, the rating agencies, and that the Class A-2, Class A-3 and Class A-4 Notes be rated "AAA" by S&P" and "Aaa" by Moody's. The ratings of the Class A Notes by Moody's and the Class A-2, Class A-3 and Class A-4 Notes by S&P will be substantially based on the insurance policy. The rating issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the insurance policy. Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Experts

The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this free writing prospectus, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Legal Opinions

In addition to the legal opinions described in the prospectus, certain federal income tax and other matters have been passed upon for the sponsor, the depositor, LBARC-WI and the issuing entity by Dewey Ballantine LLP. Certain legal matters relating to the notes have been passed upon for the underwriters by Sidley Austin LLP. Certain legal matters have been passed upon for Financial Security by Brian H. Mellstrom, Associate General Counsel to Financial Security.

Glossary

"Available Funds" means, for each payment date, the sum, without duplication, of:

•
the collected funds for the related collection period (including amounts received in connection with extensions, rebates or adjustments on contracts granted by the servicer pursuant to the sale and servicing agreement);

•	the Liquidation Proceeds collected during the related collection period;

•	the proceeds from recoveries on liquidated contracts collected during the related collection period, net of the reasonable costs of liquidation;

•	all purchase amounts deposited in the collection account during the related collection period;

•	income on investments held in the collection account and the pre-funding account; and

•	with respect to the payment date immediately following the end of the funding period, the remaining pre-funded amount, if any.

Available Funds shall not include any investment earnings amounts in the supplemental enhancement account

"Class A Noteholders' Interest Payment Amount" means, for any payment date, the Interest Payment Amount due with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes as of that payment date.

"Class A Noteholders' Principal Payment Amount" means, for any payment date, the Principal Payment Amount for that payment date.

"Cram Down Loss" means, for any contract, other than a liquidated contract, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the contract or otherwise modifying or restructuring the scheduled payments to be made on the contract, an amount equal to:

•	the excess of the contract's principal balance immediately prior to the order relating to the contract over the contract's principal balance as reduced; plus

•
if the court issued an order reducing the effective interest rate on the contract, the excess of the contract's net present value (using a discount rate equal to the adjusted APR on such contract) of the scheduled payments as so modified or restructured over the contract's net present value (using as the discount rate equal to the original APR on the contract) of the scheduled payments as so modified or restructured.

A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

"Cumulative Gross Default Trigger" means, with respect to any determination date, a fraction expressed as a percentage (i) the numerator of which is equal to the sum (without duplication) of (a) the aggregate outstanding principal balance of the contracts which became defaulted contracts (each such principal balance calculated as of the last day of the collection period during which such contract became a defaulted contract) and (b) the aggregate outstanding principal balance (as of the related repurchase date) of all contracts that were repurchased by the sponsor or the servicer, which were 30 days or more delinquent (calculated based on a 360-day year of twelve 30-day months) with respect to more than 5% of the payment scheduled to be made by the related obligor at the time of such repurchase and (ii) the denominator of which is equal to the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff date.

"Cumulative Net Loss Trigger" means, with respect to any determination date, a fraction, expressed as a percentage, the numerator of which is equal to (i) the sum of (a) the aggregate of the principal balances of all contracts that became liquidated contracts (each such principal balance calculated as of the first day of the collection period during which such contract became a liquidated contract), and (b) the amount of any Cram Down Losses less (ii) the Liquidation Proceeds and recoveries received by the issuing entity with respect to contracts which became liquidated contracts, and the denominator of which is equal to the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff date.

"Delinquency Rate Trigger" means, with respect to any determination date, the arithmetic average of the Delinquency Ratios for each of the three collection periods immediately preceding the collection period in which such determination date occurs.

"Delinquency Ratio" means, with respect to any collection period, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate of the principal balances (as of the end of such collection period) of all contracts other than defaulted contracts that were 30 or more days delinquent (calculated based on a 360-day year of twelve 30-day months) as of the end of such collection period with respect to more than 5% of the payment scheduled to be made by the related obligor, and (b) the denominator of which is equal to the aggregate outstanding principal balance of the contracts as of the end of such collection period.

"Interest Carryover Shortfall" means, for any payment date and for any class of notes, all or any portion of the Interest Payment Amount from any prior payment date which remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the applicable class of notes from the preceding payment date to but excluding the payment date.

"Interest Payment Amount" means, for any payment date and any class of notes, the sum of the Monthly Interest Payment Amount for such payment date and the Interest Carryover Shortfall, if any, calculated as of such payment date, in each case, with respect to such class of notes.

"Liquidation Proceeds" means, for liquidated contracts:

•
proceeds received by the servicer from whatever source for a liquidated contract (including, without limitation, proceeds received in connection with 60 day delinquent contracts that the servicer has directed the issuing entity to sell to a third party) during the collection period in which the contract was liquidated; minus

•
the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the servicer is required by law to remit to the obligor.

"Monthly Interest Payment Amount" means, for any payment date and any class of notes, the interest accrued during the applicable interest accrual period on the principal amount of such class of notes outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date calculated, with respect to the Class A-1 Notes, on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period and with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 23 days).

"Noteholders' Remaining Parity Deficit Amount" means with respect to any payment date, the excess, if any, of (x) the aggregate remaining principal amount of the notes outstanding on such payment date, after giving effect to all reductions in such aggregate principal amount from (i) the spread account and (ii) the supplemental enhancement account over (y) the sum of the aggregate principal balance of the contracts at the end of the prior calendar month plus any remaining pre-funded amount.

"Overcollateralization Amount" means, as of any date of determination, the difference between (i) the sum of the aggregate outstanding principal balance of the contracts plus any remaining pre-funded amount and (ii) the aggregate principal amount of the Class A Notes.

"Principal Payment Amount" means, (i) for any payment date other than the final scheduled payment date for any class of the Class A Notes, the amount, if any, by which the outstanding principal amount of the Class A Notes exceeds the sum of (a) the aggregate outstanding principal balance of the contracts as of the end of the related collection period and (b) any amounts remaining in the pre-funding account; and (ii) with respect to the final scheduled payment date for any class of the Class A Notes, an amount equal to the greater of (a) the amount calculated in clause (i) above and (b) the then outstanding principal amount of the respective class of notes.

"Required Overcollateralization Target" means, for any payment date, the greater of (i) the Required Total Enhancement Amount minus the sum of the amount on deposit in the spread account and the Supplemental Enhancement Account Required Balance and (ii) 1.00% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount.

"Required Total Enhancement Amount" means, for any date of determination, the greater of (i) 2.00% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount and (ii) 8.00% of the aggregate outstanding principal balance of the contracts plus amounts on deposit in the pre-funding account. The Required Total Enhancement Amount may be increased during the occurrence of a Trigger Event, or may otherwise be modified, as described in this free writing prospectus.

"Spread Account Requisite Amount" means, initially, zero. The Spread Account Requisite Amount may be increased during the occurrence of a Trigger Event, or may be otherwise modified, as described in this free writing prospectus.

"Supplemental Enhancement Account Required Balance" means, with respect to any payment date, the amount required to be on deposit in the supplemental enhancement account on the related determination date, which shall initially equal 2.50% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount, and with respect to any other date of determination, an amount equal to the least of (A) the product of (1) 2.50% and (2) the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount, (B) the greatest of (1) 2.50% of the aggregate principal balance of the contracts as of the last day of the immediately preceding collection period, (2) 1.00% of the sum of the aggregate principal balance of the contracts as of the initial cutoff date plus the initial pre-funded amount, and (3) the Required Total Enhancement Amount less the Overcollateralization Amount after giving effect to principal distributions to be made on the notes on the current payment date, and (C) with respect to any date of determination after the second determination date after the end of the funding period, the Supplement Enhancement Account Required Balance in effect on the most recent prior date of determination.

"Total Enhancement Amount" means, for any date of determination, the sum of (i) amounts on deposit in the spread account, (ii) amounts on deposit in the supplemental enhancement account (exclusive of investment earnings) and (iii) the Overcollateralization Amount.

"Trigger Event" means, for any date of determination an event that is in effect when any of the thresholds in the below chart are exceeded:

Period	Cumulative Gross Default Trigger	Cumulative Net Loss Trigger	Delinquency Rate Trigger
3	1.57%	0.79%	4.25%
6	3.13%	1.57%	4.25%
9	3.73%	1.96%	4.25%
12	5.88%	3.13%	4.25%
15	6.77%	3.56%	5.25%
18	8.56%	4.28%	5.25%
21	8.98%	4.66%	5.25%
24	9.40%	5.17%	5.25%
27	10.00%	5.50%	6.25%
30	10.91%	6.00%	6.25%
33	11.52%	6.34%	6.25%
36	12.12%	6.67%	6.25%
39	12.43%	6.83%	6.25%
42	12.72%	7.00%	6.25%
45	12.72%	7.00%	6.25%
48	12.72%	7.00%	6.25%
51	12.72%	7.00%	6.25%
54	12.72%	7.00%	6.25%
57	12.72%	7.00%	6.25%
60	12.72%	7.00%	6.25%

If a Trigger Event described above has occurred and is continuing, the Required Total Enhancement Amount will be 13.00%.

Period	Cumulative Gross Default Trigger	Cumulative Net Loss Trigger	Delinquency Rate Trigger
3	1.85%	1.02%	6.25%
6	3.39%	1.87%	6.25%
9	4.31%	2.37%	6.25%
12	6.15%	3.39%	6.25%
15	7.00%	3.85%	7.25%
18	8.39%	4.61%	7.25%
21	9.80%	5.39%	7.25%
24	10.63%	5.85%	7.25%
27	11.48%	6.31%	8.25%
30	12.30%	6.76%	8.25%
33	13.15%	7.24%	8.25%
36	13.71%	7.54%	8.25%
39	13.98%	7.69%	8.25%
42	14.54%	8.00%	8.25%
45	14.54%	8.00%	8.25%

Period	Cumulative Gross Default Trigger	Cumulative Net Loss Trigger	Delinquency Rate Trigger
48	14.54%	8.00%	8.25%
51	14.54%	8.00%	8.25%
54	14.54%	8.00%	8.25%
57	14.54%	8.00%	8.25%
60	14.54%	8.00%	8.25%

If a Trigger Event described above has occurred and is continuing, the Spread Account Requisite Amount will be unlimited and the Required Total Enhancement Amount may increase up to the aggregate principal amount of the Notes.

All or any of the thresholds specified above may be amended, waived, reduced, increased or terminated by the insurer, the trust collateral agent and the depositor without the consent of the indenture trustee or the noteholders so long as certain insurer defaults shall not have occurred and be continuing.

Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE FREE WRITING PROSPECTUS TO WHICH IT IS ATTACHED.

Except in limited circumstances, the Class A Notes, or the securities, will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and depositor's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

Trading between Clearstream, Luxembourg or Euroclear Participants

Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Depositor and Clearstream, Luxembourg or Euroclear Participants

When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 23 days), as applicable, in accordance with the terms of the applicable securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser

Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

•
borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You are encouraged to consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

Exemption for Non-U.S. Persons-Form W-8BEN

Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with Effectively Connected Income-Form W-8ECI

A non-U.S. person, as defined below, may claim an exemption from the withholding tax on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries-Form W-8BEN.

A non-U.S. person may claim treaty benefits by filing Form W-8BEN, (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons-Form W-9

U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

A U.S. person is:

(1) a citizen or resident of the United States;

(2) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof;

(3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantive decisions of the trust.

A non-U.S. person is any person other than a U.S. person or a partnership.

Annex B

Sponsor's Static Pool Information